EXHIBIT 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 To Credit Agreement (this “Amendment”) dated as of January 18, 2024, between ACADIA HEALTHCARE COMPANY, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto, Capital One, National Association, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Fifth Third Bank, National Association, JPMorgan Chase Bank, National Association, Regions Bank, Truist Securities, Inc. and Wells Fargo Bank, N.A., (each as a “Joint Lead Arranger” and “Joint Bookrunner” and collectively the “Joint Lead Arrangers” and “Joint Bookrunners”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), as the Swing Line Lender (in such capacity, the “Swing Line Lender”) and as an L/C Issuer (in such capacity, the “L/C Issuer”) under the Existing Credit Agreement (as defined below)

PRELIMINARY STATEMENTS

A. The Borrower, the Administrative Agent, the Lenders party thereto from time to time, the Swing Line Lender and the L/C Issuer have entered into that certain Credit Agreement, dated as of March 17, 2021 (as amended by that certain Amendment No. 1 Credit Agreement, dated as of March 30, 2023 and as further amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement (as defined below);

B. Pursuant to Section 2.16 of the Existing Credit Agreement, the Borrower has requested that each Person set forth on Schedule I hereto (each, a “Second Amendment Term A Lender” and collectively, the “Second Amendment Term A Lenders”) extend additional Term A Loans (the “Second Amendment Term A Loans”) to the Borrower under the Amended Credit Agreement in the amount set forth opposite such Second Amendment Term A Lender’s name on Schedule I hereto, in an aggregate principal amount equal to $350.0 million.

C. Each Second Amendment Term A Lender is willing to provide the Second Amendment Term A Loans to the Borrower on the Second Amendment Effective Date (as defined below) on the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein.

D. The Second Amendment Term A Loans shall constitute additional Term A Loans under the Amended Credit Agreement and, after giving effect to this Amendment, shall have the same terms as and be part of the same Class as the Term A Loans incurred on the Closing Date.

E. The proceeds of the Second Amendment Term A Loans will be used for general corporate purposes.

F. Pursuant to Section 10.01 of the Existing Credit Agreement, the Existing Credit Agreement may be amended with the consent of the Required Term Lenders (with respect to the Term Facility) and the Required Revolving Lenders (with respect to the Revolving Credit Facility);

G. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Existing Credit Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, the Existing Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth on Exhibit A attached hereto (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

SECTION 2. Second Amendment Term A Loans.

(a) On the terms and subject to the conditions set forth herein, on the Second Amendment Effective Date, each Second Amendment Term A Lender hereby agrees to make Second Amendment Term A Loans to the Borrower in an aggregate principal amount set forth opposite its name on Schedule I hereto. The Second Amendment Term A Loans shall be part of the same Class of, and have the same terms as, the Term A Loans incurred on the Closing Date. It is understood and agreed that on the Second Amendment Effective Date, the Second Amendment Term A Loans shall be added to (and form part of) each Term Borrowing of outstanding Term A Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term A Lender will participate proportionately in each then outstanding Term Borrowing. Interest will begin accruing on the Second Amendment Term A Loans on the Second Amendment Effective Date.

(b) The Second Amendment Term A Loans shall be an “Incremental Facility” for all purposes of the Credit Agreement and the other Loan Documents. The Second Amendment Term A Loans shall be, “Loans”, “Term Loans” “Term A Loans” and “Incremental Term Loans” under the Credit Agreement. From and after the Second Amendment Effective Date, each Second Amendment Term A Lender shall constitute a “Lender” and a “Term Lender”, in each case for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 3. Representations of the Loan Parties. Each of the Loan Parties hereby represents and warrants to the other parties hereto as of the Second Amendment Effective Date that:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and this Amendment and the Amended Credit Agreement constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to equitable principles and Debtor Relief Laws;

(b) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document are true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty is true and correct in all respects) on the date hereof, (i) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) as of such earlier date and (ii) except that the representations and warranties contained in subsection (a) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement;

(c) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing or shall result from this Amendment.

SECTION 4. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective on the first date (the “Second Amendment Effective Date”) on which the following conditions precedent are satisfied or waived:

(a) the Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or .pdfs (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Loan Parties which are party thereto, each dated the Second Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Second Amendment Effective Date):

(i) executed counterparts of this Amendment that, when taken together, bear the signatures of (i) each Loan Party, (ii) each Second Amendment Term A Lender, (iii) Term Lenders which together constitute the Required Term Lenders and (iv) Revolving Credit Lenders which together constitute the Required Revolving Lenders;

(ii) an original Note executed by the Borrower in favor of each Second Amendment Term A Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act on behalf of such Loan Party in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Loan Parties is duly organized or formed, validly existing and in good standing (other than Detroit Behavioral Institute, LLC, PHC of Virginia, LLC and Discovery House-UC, Inc. with respect to good standing) in its jurisdiction of organization, including, (A) to the extent that the Organization Documents of any Loan Party have been amended or otherwise modified since last provided to the Administrative Agent on the Closing Date or the date of such Loan Party’s joinder to the Subsidiary Guaranty, as applicable, certified copies of the Organization Documents of such Loan Parties, and (B) certificates of good standing of the Loan Parties;

(v) favorable opinions of Hogan Lovells US LLP, counsel to the Borrower and the Guarantors organized in Delaware, California, Massachusetts, Texas, Pennsylvania and Virginia, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Secured Parties, addressed to the Administrative Agent and each Lender;

(vi) a duly executed officer’s certificate of the Borrower certifying, as of the Second Amendment Effective Date, that each of the representations and warranties set forth in Sections 3(a), (b) and (c) above are true and correct on and as of the Second Amendment Effective Date; and

(vii) a Request for Credit Extension pursuant to Section 2.02(a) of the Amended Credit Agreement;

(b) The Administrative Agent shall have received certification, in form and substance reasonably satisfactory to the Administrative Agent, as to the solvency (as described in Section 5.24 of the Amended Credit Agreement) of the Borrower, individually, and the Loan Parties, taken as a whole from the chief financial officer of the Borrower;

(c) Upon the reasonable request of any Second Amendment Term A Lender made at least 5 days prior to the Second Amendment Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 2 days prior to the Second Amendment Effective Date and (y) at least 5 days prior to the Second Amendment Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;

(d) all fees and expenses required to be paid on or before the Second Amendment Effective Date shall have been paid, including those fees and expenses set forth in the Engagement Letter dated as of December 8, 2023 between the Borrower and Bofa Securities, Inc.; and

(e) the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent and the Second Amendment Term A Lenders to the extent invoiced at least three Business Days prior to or on the Second Amendment Effective Date, plus such additional amounts of fees, charges and disbursements of counsel to the Administrative Agent and the Second Amendment Term A Lenders as shall constitute its reasonable estimate of fees, charges and disbursements of counsel to the Administrative Agent incurred or to be incurred by it through the closing proceedings to the extent invoiced at least three Business Days prior to or on the Second Amendment Effective Date (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

SECTION 5. Post-Closing Obligations. The Administrative Agent shall receive such documents and certifications to evidence that (i) Detroit Behavioral Institute, LLC, (ii) PHC of Virginia, LLC and (iii) Discovery House-UC, Inc. are in good standing in their respective jurisdictions of organization within ten (10) Business Days of the Second Amendment Effective Date (or such longer period of time as the Administrative Agent may agree in its sole discretion).

SECTION 6. Consent and Affirmation of the Borrower. Each Loan Party, in its capacity as a pledgor or chargor under the Collateral Documents to which it is a party, hereby (i) agrees that each of the Subsidiary Guaranty and the Collateral Documents and the other Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified, reaffirmed and confirmed on the Second Amendment Effective Date and shall not be impaired or limited by the execution or effectiveness of this Amendment, except that, on and after the Second Amendment Effective Date, each reference to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement and (ii) confirms that the Collateral Documents to which each of the Loan Parties is a party and all of the Collateral described therein does, and shall continue to, secure the payment and the performance of all of the Obligations now or hereafter existing pursuant to valid and continuing Liens.

SECTION 7. Reference to and Effect on the Loan Documents. (a) On and after the Second Amendment Effective Date, each reference in the Amended Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement. From and after the Second Amendment Effective Date, this Amendment shall be a Loan Document under the Existing Credit Agreement and the Amended Credit Agreement.

(b) The Collateral Documents and each other Loan Document, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Collateral Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the

Secured Parties under the Existing Credit Agreement and the Amended Credit Agreement. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties (including the Second Amendment Term A Loans), in each case, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Swing Line Lender, the L/C Issuer or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by ..pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 9. Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower and the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10. Governing Law; Etc.

(a) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.14 AND 10.15 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 11. No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent expressly modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ACADIA HEALTHCARE COMPANY, INC., as Borrower

By	/s/ Heather B. Dixon
Name: Heather B. Dixon
Title: Chief Financial Officer

ACADIA FLORIDA HOLDCO, LLC, a Delaware limited liability company,
ACADIA IN HOLDCO, LLC, a Delaware limited liability company,
ACADIA JV HOLDINGS, LLC, a Delaware limited liability company,
ACADIA LAPLACE HOLDINGS, LLC, a Delaware limited liability company,
ACADIA MANAGEMENT COMPANY, LLC, a Delaware limited liability company,
ACADIA MERGER SUB, LLC, a Delaware limited liability company,
ACADIA READING HOLDINGS, LLC, a Delaware limited liability company,
ACADIA REALTY HOLDINGS, LLC, a Delaware limited liability company,
ACADIANA ADDICTION CENTER, LLC, a Delaware limited liability company,
ADVANCED TREATMENT SYSTEMS, LLC, a Virginia limited liability company,
ASPEN EDUCATION GROUP, INC., a California corporation,
ASPEN YOUTH, INC., a California corporation,
ATS OF CECIL COUNTY, LLC, a Virginia limited liability company,
ATS OF DELAWARE, LLC, a Virginia limited liability company,
ATS OF NORTH CAROLINA, LLC, a Virginia limited liability company,
AUSTIN BEHAVIORAL HOSPITAL, LLC, a Delaware limited liability company,
AZURE ACRES TREATMENT CENTER, LLC, a Delaware limited liability company,

By:	/s/ Heather B. Dixon
Name:	Heather B. Dixon
Title:	Vice President and Treasurer

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

BATON ROUGE TREATMENT CENTER, LLC, a Louisiana limited liability company,
BAYSIDE MARIN, INC., a Delaware corporation,
BCA OF DETROIT, LLC, a Delaware limited liability company,
BECKLEY TREATMENT CENTER, LLC, a West Virginia limited liability company,
BELMONT BEHAVIORAL HOSPITAL, LLC, a Delaware limited liability company,
BGI OF BRANDYWINE, LLC, a Virginia limited liability company,
BOWLING GREEN INN OF PENSACOLA, LLC, a Virginia limited liability company,
BOWLING GREEN INN OF SOUTH DAKOTA, INC., a Virginia corporation,
CALIFORNIA TREATMENT SERVICES, LLC, a California limited liability company, CARTERSVILLE CENTER, LLC, a Georgia limited liability company,
CASCADE BEHAVIORAL HOLDING COMPANY, LLC, a Delaware limited liability company, CASCADE BEHAVIORAL HOSPITAL, LLC, a Delaware limited liability company,
CENTER FOR BEHAVIORAL HEALTH - HA, LLC, a Pennsylvania limited liability company
CENTER FOR BEHAVIORAL HEALTH - ME, INC., a Maine corporation
CENTER FOR BEHAVIORAL HEALTH-PA, LLC, a Pennsylvania limited liability company,
CENTERPOINTE BEHAVIORAL HEALTH SYSTEM, LLC, a Delaware limited liability company,
CENTERPOINTE COLUMBIA REAL ESTATE LLC, a Missouri limited liability company,
CENTERPOINTE HOSPITAL OF COLUMBIA LLC, a Missouri limited liability company,

By:	/s/ Heather B. Dixon
Name:	Heather B. Dixon
Title:	Vice President and Treasurer

[Signature Page to the Third Amendment to Credit Agreement (AOC)]

CHARLESTON TREATMENT CENTER, LLC, a West Virginia limited liability company,
CHICAGO BH HOSPITAL, LLC, a Delaware limited liability company,
CLARKSBURG TREATMENT CENTER, LLC, a West Virginia limited liability company,
CLEARBROOK TREATMENT CENTERS, LLC, a Pennsylvania limited liability company,
COMMODORE ACQUISITION SUB, LLC, a Delaware limited liability company,
CONWAY BEHAVIORAL HEALTH, LLC, a Delaware limited liability company,
CORRECTIONS – COMPREHENSIVE TREATMENT CENTERS, LLC, a Delaware limited liability company,
CP ACQUISITION SUB, LLC, a Delaware limited liability company,
CRC ED TREATMENT, LLC, a Delaware limited liability company,
CRC GROUP, LLC, a Delaware limited liability company,
CRC HEALTH OREGON, LLC, an Oregon limited liability company,
CRC HEALTH, LLC, a Delaware limited liability company,
CRC HEALTH TREATMENT CLINICS, LLC, a Delaware limited liability company,
CRC RECOVERY, INC., a Delaware corporation,
CRC WISCONSIN RD, LLC, a Wisconsin limited liability company,
CROSSROADS REGIONAL HOSPITAL, LLC, a Delaware limited liability company,
DETROIT BEHAVIORAL INSTITUTE, LLC, a Massachusetts limited liability company,
DISCOVERY HOUSE CC, LLC, a Pennsylvania limited liability company
DISCOVERY HOUSE CU, LLC, a Pennsylvania limited liability company,
DISCOVERY HOUSE OF CENTRAL MAINE, INC., a Maine corporation,
DISCOVERY HOUSE TV, INC., a Utah corporation,
DISCOVERY HOUSE UTAH, INC., a Utah corporation,

By:	/s/ Heather B. Dixon
Name:	Heather B. Dixon
Title:	Vice President and Treasurer

[Signature Page to the Third Amendment to Credit Agreement (AOC)]

DISCOVERY HOUSE WC INC., a Maine corporation,
DISCOVERY HOUSE, LLC, a Pennsylvania limited liability company,
DISCOVERY HOUSE-BC, LLC, a Pennsylvania limited liability company,
DISCOVERY HOUSE-BR, INC., a Maine corporation,
DISCOVERY HOUSE-GROUP, LLC, a Delaware limited liability company,
DISCOVERY HOUSE-LT, INC., a Utah corporation,
DISCOVERY HOUSE-NC, LLC, a Pennsylvania limited liability company,
DISCOVERY HOUSE-UC, INC., a Utah corporation,
DUFFY’S NAPA VALLEY REHAB, LLC, a Delaware limited liability company,
EAST INDIANA TREATMENT CENTER, LLC, an Indiana limited liability company,
EL PASO BEHAVIORAL HOSPITAL, LLC, a Delaware limited liability company,
EVANSVILLE TREATMENT CENTER, LLC, an Indiana limited liability company,
FOUR CIRCLES RECOVERY CENTER, LLC, a Delaware limited liability company,
GALAX TREATMENT CENTER, LLC, a Virginia limited liability company,
GEORGIA CTC, LLC, a Delaware limited liability company,
GIFFORD STREET WELLNESS CENTER, LLC, a Delaware limited liability company,
GREENBRIER ACQUISITION, LLC, a Delaware limited liability company,
GREENBRIER HOLDINGS, L.L.C., a Louisiana limited liability company,
GREENBRIER HOSPITAL, L.L.C., a Louisiana limited liability company,

By:	/s/ Heather B. Dixon
Name:	Heather B. Dixon
Title:	Vice President and Treasurer

[Signature Page to the Third Amendment to Credit Agreement (AOC)]

GREENLEAF CENTER, LLC, a Delaware limited liability company,
HABILITATION CENTER, LLC, an Arkansas limited liability company,
HABIT OPCO, LLC, a Delaware limited liability company,
HERMITAGE BEHAVIORAL, LLC, a Delaware limited liability company,
HMIH CEDAR CREST, LLC, a Delaware limited liability company,
HUNTINGTON TREATMENT CENTER, LLC, a West Virginia limited liability company,
INDIANAPOLIS TREATMENT CENTER, LLC, an Indiana limited liability company,
INDIO BEHAVIORLA HOSPITAL, LLC, a Delaware limited liability company,
INTEGRATED TREATMENT CENTERS, LLC, a Delaware limited liability company,
KIDS BEHAVIORAL HEALTH OF MONTANA, INC., a Montana corporation,
LAKELAND HOSPITAL ACQUISITION, LLC, a Georgia limited liability company,
LITTLE HILLS HEALTHCARE L.L.C., a Missouri limited liability company,
MCCALLUM GROUP, LLC, a Missouri limited liability company,
MILLCREEK SCHOOL OF ARKANSAS, LLC, an Arkansas limited liability company,
MILLCREEK SCHOOLS, LLC, a Mississippi limited liability company,
MILLERTON ACQUISITION SUB, LLC, a Delaware limited liability company,
MILWAUKEE HEALTH SERVICES SYSTEM, LLC, a California limited liability company,
MISSION TREATMENT CENTERS, INC., a Nevada corporation,
MISSION TREATMENT SERVICES, INC., a California corporation,
MISSISSIPPI COMPREHENSIVE TREATMENT CENTERS, LLC, a Delaware limited liability company,
MT. AIRY DEVELOPMENT, LLC, an Ohio limited liability company,

By:	/s/ Heather B. Dixon
Name:	Heather B. Dixon
Title:	Vice President and Treasurer

[Signature Page to the Third Amendment to Credit Agreement (AOC)]

MUNCIE TREATMENT CENTER, LLC, an Indiana limited liability company,
OHIO HOSPITAL FOR PSYCHIATRY, LLC, an Ohio limited liability company,
OHIO TREATMENT CENTER, LLC, a Delaware limited liability company,
OPTIONS TREATMENT CENTER ACQUISITION CORPORATION, an Indiana corporation,
PARKERSBURG TREATMENT CENTER, LLC, a West Virginia limited liability company,
PHC MEADOWWOOD, LLC, a Delaware limited liability company,
PHC OF MICHIGAN, LLC, a Massachusetts limited liability company,
PHC OF UTAH, INC., a Massachusetts corporation,
PHC OF VIRGINIA, LLC, a Massachusetts limited liability company,
PINEY RIDGE TREATMENT CENTER, LLC, a Delaware limited liability company,
POCONO MOUNTAIN RECOVERY CENTER, LLC, a Pennsylvania limited liability company,
PSYCHIATRIC RESOURCE PARTNERS, LLC, a Delaware limited liability company,
QUALITY ADDICTION MANAGEMENT, INC., a Wisconsin corporation,
R.I.S.A.T., LLC, a Rhode Island limited liability company
REBOUND BEHAVIORAL HEALTH, LLC, a South Carolina limited liability company,
RED RIVER HOLDING COMPANY, LLC, a Delaware limited liability company,
RED RIVER HOSPITAL, LLC, a Delaware limited liability company,
REHABILITATION CENTERS, LLC, a Mississippi limited liability company,

By:	/s/ Heather B. Dixon
Name:	Heather B. Dixon
Title:	Vice President and Treasurer

[Signature Page to the Third Amendment to Credit Agreement (AOC)]

RESOLUTE ACQUISITION CORPORATION, an Indiana corporation,
RICHMOND TREATMENT CENTER, LLC, an Indiana limited liability company,
RIVERVIEW BEHAVIORAL HEALTH, LLC, a Texas limited liability company,
RIVERWOODS BEHAVIORAL HEALTH, LLC, a Delaware limited liability company,
ROCK CREST LLC LIMITED LIABILITY COMPANY,
a Pennsylvania limited liability company,
ROLLING HILLS HOSPITAL, LLC, an Oklahoma limited liability company,
RTC RESOURCE ACQUISITION CORPORATION, an Indiana corporation,
SAHARA HEALTH SYSTEMS, L.L.C., a Louisiana limited liability company,
SAN DIEGO HEALTH ALLIANCE, a California corporation,
SAN DIEGO TREATMENT SERVICES, LLC, a California limited liability company,
SERENITY KNOLLS, a California corporation,
SEVEN HILLS HOSPITAL, LLC, a Delaware limited liability company,
SEYMOUR TREATMENT CENTER, LLC, an Indiana limited liability company,
SC LEGACY SUB, LLC (f/k/a SHAKER CLINIC, LLC), an Ohio limited liability company,
SHELTERED LIVING INCORPORATED, a Texas corporation,
SIERRA TUCSON, LLC, a Delaware limited liability company,
SIGNATURE BEHAVIORAL HOSPITAL OPERATIONS, LLC, a Missouri limited liability company,
SIGNATURE HOSPTIAL OF LEAVENWORTH, LLC, a Delaware limited liability company,
SJBH, LLC, a Delaware limited liability company,
SOBER LIVING BY THE SEA, INC., a California corporation,

By:	/s/ Heather B. Dixon
Name:	Heather B. Dixon
Title:	Vice President and Treasurer

[Signature Page to the Third Amendment to Credit Agreement (AOC)]

SONORA BEHAVIORAL HEALTH HOSPITAL, LLC, a Delaware limited liability company,
SOUTHERN INDIANA TREATMENT CENTER, LLC, a Indiana limited liability company,
SOUTHSTONE BEHAVIORAL HEALTHCARE CENTER, LLC, a Delaware limited liability company,
SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC., an Arizona corporation,
SOUTHWOOD PSYCHIATRIC HOSPITAL, LLC, a Pennsylvania limited liability company,
STARLITE RECOVERY CENTER, LLC, a Delaware limited liability company,
STRUCTURE HOUSE, LLC, a Delaware limited liability company,
SUWS OF THE CAROLINAS, INC., a Delaware corporation,
TEN BROECK TAMPA, LLC, a Florida limited liability company,
TEXARKANA BEHAVIORAL ASSOCIATES, L.C., a Texas limited liability company,
THE CAMP RECOVERY CENTER, LLC, a California limited liability company,
THE PAVILION AT HEALTHPARK, LLC, a Florida limited liability company,
THE REFUGE, A HEALING PLACE, LLC, a Florida limited liability company,
TK BEHAVIORAL HOLDING COMPANY, LLC, a Delaware limited liability company,
TK BEHAVIORAL, LLC, a Delaware limited liability company,
TRANSCULTURAL HEALTH DEVELOPMENT, INC., a California corporation,
TREATMENT ASSOCIATES, INC., a California corporation,
VALLEJO ACQUISITION SUB, LLC, a Delaware limited liability company,
VALLEY BEHAVIORAL HEALTH SYSTEM, LLC, a Delaware limited liability company,
VERMILION HOSPITAL, LLC, a Delaware limited liability company,

By:	/s/ Heather B. Dixon
Name:	Heather B. Dixon
Title:	Vice President and Treasurer

[Signature Page to the Third Amendment to Credit Agreement (AOC)]

VILLAGE BEHAVIORAL HEALTH, LLC, a Delaware limited liability company,
VIRGINIA TREATMENT CENTER, LLC, a Virginia limited liability company,
VISTA BEHAVIORAL HOLDING COMPANY, LLC, a Delaware limited liability company,
VISTA BEHAVIORAL HOSPITAL, LLC, a Delaware limited liability company,
WCHS, INC., a California corporation,
WELLPLACE, LLC, a Massachusetts limited liability company,
WHEELING TREATMENT CENTER, LLC, a West Virginia limited liability company,
WHITE DEER REALTY, LLC, a Pennsylvania limited liability company,
WHITE DEER RUN, LLC, a Pennsylvania limited liability company,
WICHITA TREATMENT CENTER INC., a Kansas corporation,
WILLIAMSON TREATMENT CENTER, LLC, a West Virginia limited liability company,
WILMINGTON TREATMENT CENTER, LLC, a Virginia limited liability company,
WP ACQUISITION SUB, LLC, a Delaware limited liability company,
YOUTH AND FAMILY CENTERED SERVICES OF NEW MEXICO, INC., a New Mexico corporation,
YOUTH CARE OF UTAH, INC., a Delaware corporation

By:	/s/ Heather B. Dixon
Name:	Heather B. Dixon
Title:	Vice President and Treasurer

[Signature Page to the Third Amendment to Credit Agreement (AOC)]

BANK OF AMERICA, N.A.,
as Administrative Agent

BY	/s/ Linda Lov
Name: Linda Lov
Title: Vice President

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

BANK OF AMERICA, N.A., as a Term A Lender,
Revolving Credit Lender and Second Amendment
Term A Lender

By	/s/ H. Hope Walker
Name: H. Hope Walker
Title: Senior Vice President

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

CAPITAL ONE, NATIONAL ASSOCIATION, as
a Term A Lender, Revolving Credit Lender and
Second Amendment Term A Lender

By	/s/ David Engelson
Name: David Engelson
Title: Duly Authorized Signatory

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

CITIBANK, N.A., as a Revolving Credit Lender
and Second Amendment Term A Lender

By	/s/ Robert J. Kane
Name: Robert J. Kane
Title: Vice President

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Term A Lender,
Revolving Credit Lender and Second Amendment
Term A Lender

By	/s/ Jill Wong
Name: Jill Wong
Title: Director

By	/s/ Fanny Charrier
Name: Fanny Charrier
Title: Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

FIFTH THIRD BANK, NATIONAL
ASSOCIATION, as a Term A Lender, Revolving
Credit Lender and Second Amendment Term A
Lender

By	/s/ Thomas Avery
Name: Thomas Avery
Title: Managing Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

JPMORGAN CHASE BANK, N.A., as a Term A
Lender, Revolving Credit Lender and Second
Amendment Term A Lender

By	/s/ Joon Hur
Name: Joon Hur
Title: Executive Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

REGIONS BANK, as a Term A Lender, Revolving
Credit Lender and Second Amendment Term A
Lender

By	/s/ Robert LaPorte
Name: Robert LaPorte
Title: Managing Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

TRUIST BANK, as a Term A Lender, Revolving
Credit Lender and Second Amendment Term A
Lender

By	/s/ Katie Lundin
Name: Katie Lundin
Title: Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Term A Lender, Revolving
Credit Lender and Second Amendment Term A
Lender

By	/s/ Eugene Stunson
Name: Eugene Stunson
Title: Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

FIRST HORIZON BANK, as a Term A
Lender, Revolving Credit Lender and Second
Amendment Term A Lender

By	/s/ Darren R. Roy
Name: DARREN R. ROY
Title: VICE PRESIDENT,
HEALTHCARE PORTFOLIO MANAGER

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

GOLDMAN SACHS BANK USA, as a Revolving
Credit Lender and Second Amendment Term A
Lender

By	/s/ William E. Briggs IV
Name: William E. Briggs IV
Title: Authorized Signatory

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

HUNTINGTON NATIONAL BANK, as a Term A
Lender, Revolving Credit Lender and Second
Amendment Term A Lender

By	/s/ Joseph A Miller
Name: Joseph A Miller
Title: Managing Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

SUMITOMO MITSUI BANKING
CORPORATION, as a Term A Lender, Revolving
Credit Lender and Second Amendment Term A
Lender

By	/s/ Cindy Hwee
Name: Cindy Hwee
Title: Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

Atlantic Union Bank, as a Term A Lender,
Revolving Credit Lender and Second Amendment
Term A Lender

BY: Atlantic Union Bank

/s/ James r. Pryor
Name: James R. Pryor
Title: Senior Vice President

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

Citizens Bank, N.A., as a Term A Lender and
Revolving Credit Lender

By	/s/ Sarah Willett
Name: Sarah Willett
Title: Managing Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

Synovus Bank, as a Term A Lender and
Revolving Credit Lender

By	/s/ David Allen
Name: David allen
Title: Managing Director

[Signature Page to the Second Amendment to Credit Agreement (Acadia)]

SCHEDULE I

to the Second Amendment

Second Amendment Term A Loans

Second Amendment Term A Lender	Second Amendment Term A Loans
Bank of America	$100,000,000.000000000
Capital One, National Association	$23,250,000.000000000
Citibank, N.A.	$23,250,000.000000000
Credit Agricole Corporate and Investment Bank	$23,250,000.000000000
Fifth Third Bank, National Association	$23,250,000.000000000
JPMorgan Chase Bank, National Association	$23,250,000.000000000
Regions Bank	$23,250,000.000000000
Truist Bank	$23,250,000.000000000
Wells Fargo Bank, N.A.	$23,250,000.000000000
First Horizon Bank	$15,000,000.000000000
Goldman Sachs Bank USA	$13,000,000.000000000
Huntington National Bank	$13,000,000.000000000
Sumitomo Mitsui Banking Corporation	$13,000,000.000000000
Atlantic Union Bank	$10,000,000.000000000

Total	$350,000,000.000000000

Exhibit A

to the Second Amendment

Credit Agreement

See attached.

Conformed through Amendment No. 2

ANNEX A

CREDIT AGREEMENT

Dated as of March 17, 2021,

as amended by Amendment No. 1, dated as of March 30, 2023

as amended by Amendment No. 2, dated as of January 18, 2024

among

ACADIA HEALTHCARE COMPANY, INC.,

a Delaware corporation,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent and as the Swing Line Lender

and an L/C Issuer,

CAPITAL ONE, NATIONAL ASSOCIATION, CITIBANK, N.A., CRÉDIT AGRICOLE CORPORATE

AND INVESTMENT BANK, FIFTH THIRD BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE

BANK, N.A., TRUIST BANK AND WELLS FARGO SECURITIES, LLC,

as Co-Syndication Agents,

BANK OF MONTREAL, BARCLAYS BANK PLC, CITIZENS BANK, N.A., GOLDMAN SACHS BANK

USA, MUFG UNION BANK, N.A., REGIONS BANK, SUMITOMO MITSUI BANKING CORPORATION,

TD SECURITIES (USA) LLC AND THE HUNTINGTON NATIONAL BANK

as Co-Documentation Agents

and

THE OTHER LENDERS AND L/C ISSUERS PARTY HERETO

BOFA SECURITIES, INC., CAPITAL ONE, NATIONAL ASSOCIATION, CITIBANK, N.A., CREDIT

AGRICOLE SECURITIES (USA) INC., FIFTH THIRD BANK, NATIONAL ASSOCIATION,

JPMORGAN CHASE BANK, N.A., TRUIST SECURITIES, INC. AND WELLS FARGO SECURITIES,

LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~44~~43
1.03	Accounting Terms	~~44~~43
1.04	Rounding	~~46~~45
1.05	Times of Day	~~46~~45
1.06	Letter of Credit Amounts	~~46~~45
1.07	Divisions	~~47~~45
1.08	Limited Condition Transactions	~~47~~46
1.09	Cashless Settlement	~~47~~46

ARTICLE II
COMMITMENTS AND CREDIT EXTENSIONS

2.01	Loans	~~47~~46
2.02	Borrowings, Conversions and Continuations of Loans	~~48~~47
2.03	Letters of Credit	~~49~~48
2.04	Swing Line Loans	~~58~~57
2.05	Prepayments	~~61~~60
2.06	Termination or Reduction of Commitments	~~64~~63
2.07	Repayment of Loans	~~65~~64
2.08	Interest	~~66~~65
2.09	Fees	~~67~~65
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~67~~66
2.11	Evidence of Debt	~~68~~66
2.12	Payments Generally; Administrative Agent’s Clawback	~~69~~67
2.13	Sharing of Payments by Lenders	~~70~~69
2.14	Cash Collateral	~~71~~70
2.15	Defaulting Lenders	~~72~~71
2.16	Incremental Facilities	~~74~~72
2.17	Refinancing Facilities	~~77~~75
2.18	Extension of Term Loans and Revolving Commitments	~~79~~77

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes	~~82~~79
3.02	Illegality	~~86~~84
3.03	Inability to Determine Rates	~~87~~84
3.04	Increased Costs	~~89~~86
3.05	Compensation for Losses	~~91~~88
3.06	Mitigation Obligations; Replacement of Lenders	~~91~~88

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Page

3.07	Survival	~~91~~88

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions to the Initial Borrowing on the Closing Date	~~92~~89
4.02	Conditions to all Credit Extensions	~~94~~91

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	~~95~~92
5.02	Authorization; No Contravention	~~96~~93
5.03	Governmental Authorization; Other Consents	~~96~~93
5.04	Binding Effect	~~96~~93
5.05	Financial Statements; No Material Adverse Effect	~~97~~93
5.06	Litigation	~~97~~94
5.07	No Default	~~97~~94
5.08	Subsidiaries	~~97~~94
5.09	[Reserved]	~~98~~94
5.10	Ownership of Personal Property; Liens	~~98~~94
5.11	Intellectual Property; Licenses; Etc.	~~98~~95
5.12	Real Estate; Lease	~~98~~95
5.13	Environmental Matters	~~99~~95
5.14	Security Documents	~~99~~96
5.15	Insurance	~~99~~96
5.16	[Reserved]	~~100~~96
5.17	Taxes	~~100~~96
5.18	ERISA Compliance	~~100~~97
5.19	Purpose of Loans	~~101~~97
5.20	Margin Regulations; Investment Company Act	~~101~~98
5.21	Disclosure	~~101~~98
5.22	Compliance with Laws	~~102~~98
5.23	Labor Matters	~~102~~99
5.24	Solvency	~~103~~99
5.25	Reimbursement from Payors	~~103~~100
5.26	Licensing and Accreditation	~~104~~100
5.27	Sanctions	~~104~~100
5.28	Anti-Corruption Laws	~~104~~100
5.29	EEA Financial Institutions	~~104~~100
5.30	Use of Proceeds	~~104~~100
5.31	USA PATRIOT Act; Beneficial Ownership Certification	~~104~~101

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Page

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements	~~105~~101
6.02	Certificates; Other Information	~~106~~102
6.03	Notices	~~108~~104
6.04	Payment of Obligations	~~109~~105
6.05	Preservation of Existence, Etc	~~109~~105
6.06	Maintenance of Properties	~~109~~105
6.07	Maintenance of Insurance; Certain Proceeds	~~109~~105
6.08	Compliance with Laws	~~109~~105
6.09	Books and Records	~~110~~106
6.10	Inspection Rights	~~110~~106
6.11	Further Assurances with Respect to Additional Loan Parties	~~111~~107
6.12	Further Assurances with Respect to Collateral	~~111~~107
6.13	Post-Closing Actions	~~112~~108
6.14	Use of Proceeds	~~112~~108
6.15	Environmental	~~112~~108
6.16	Designation of Subsidiaries	~~113~~109

ARTICLE VII
NEGATIVE COVENANTS

7.01	Liens	~~114~~109
7.02	Investments	~~116~~112
7.03	Indebtedness	~~118~~114
7.04	Fundamental Changes	~~124~~119
7.05	Dispositions	~~124~~119
7.06	Restricted Payments	~~125~~121
7.07	[Reserved]	~~127~~122
7.08	Change in Nature of Business	~~127~~122
7.09	Transactions with Affiliates	~~127~~122
7.10	Limitations on Restricted Actions	~~127~~123
7.11	Sale-Leasebacks; Off-Balance Sheet Obligation	~~128~~123
7.12	Use of Proceeds	~~128~~123
7.13	Prepayments of Junior Financing	~~128~~123
7.14	[Reserved].	~~128~~124
7.15	Amendments To Documentation Governing Junior Financings	~~129~~124
7.16	Fiscal Year; Organization Documents	~~129~~124
7.17	[Reserved]	~~129~~124
7.18	Financial Covenants	~~129~~124
7.19	Independent Covenants	~~130~~125

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Page

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	~~130~~125
8.02	Remedies Upon Event of Default	~~133~~127
8.03	Application of Funds	~~133~~128

ARTICLE IX
ADMINISTRATIVE AGENT

9.01	Appointment and Authority	~~134~~129
9.02	Rights as a Lender	~~135~~130
9.03	Exculpatory Provisions	~~135~~130
9.04	Reliance by Administrative Agent	~~136~~131
9.05	Delegation of Duties	~~137~~131
9.06	Resignation of Administrative Agent	~~137~~132
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~138~~132
9.08	No Other Duties, Etc.	~~139~~133
9.09	Administrative Agent May File Proofs of Claim	~~139~~133
9.10	Collateral and Guaranty Matters	~~139~~134
9.11	Secured Cash Management Services Agreements and Secured Swap Contracts	~~141~~135
9.12	ERISA Representations	~~141~~136
9.13	Recovery of Erroneous Payments	~~142~~136

ARTICLE X
MISCELLANEOUS

10.01	Amendments, Etc.	~~142~~137
10.02	Notices; Effectiveness; Electronic Communications	~~145~~139
10.03	No Waiver; Cumulative Remedies; Enforcement	~~147~~141
10.04	Expenses; Indemnity; Damage Waiver	~~148~~142
10.05	Payments Set Aside	~~150~~144
10.06	Successors and Assigns	~~150~~144
10.07	Treatment of Certain Information; Confidentiality	~~155~~149
10.08	Right of Setoff	~~156~~150
10.09	Interest Rate Limitation	~~157~~150
10.10	Counterparts; Integration; Effectiveness	~~157~~151
10.11	Survival of Representations and Warranties	~~157~~151
10.12	Severability	~~157~~151
10.13	Replacement of Lenders	~~158~~151
10.14	Governing Law; Jurisdiction; Etc.	~~158~~152
10.15	Waiver of Jury Trial	~~159~~153
10.16	USA PATRIOT Act Notice	~~160~~153
10.17	Reserved	~~160~~153

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Page

10.18	No Advisory or Fiduciary Responsibility	~~160~~153
10.19	Electronic Execution of Assignments and Certain Other Documents	~~160~~154
10.20	Keepwell	~~161~~154
10.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~161~~155
10.22	Acknowledgement Regarding Any Supported QFCs	~~162~~155

SIGNATURES		S-1

-v-

SCHEDULES

Schedule 2.01	Commitments and Applicable Percentages
Schedule 2.03	Existing Letters of Credit
Schedule 5.03	Approvals and Consents
Schedule 5.08-1	Subsidiaries
Schedule 5.08-2	Loan Party UCC Information
Schedule 5.11	IP Rights
Schedule 5.13	Environmental Matters
Schedule 5.18	Pension Plans
Schedule 5.23	Labor Matters
Schedule 6.13	Post-Closing Actions
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Investments
Schedule 7.03	Existing Indebtedness
Schedule 10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Loan Notice
Exhibit B	Form of Swing Line Loan Notice
Exhibit C-1	Form of Term Note
Exhibit C-2	Form of Revolving Credit Note
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment of Assumption
Exhibit F	Form of Approved Intercompany Note
Exhibit G	Form of Joinder Agreement
Exhibit H	[Intentionally Omitted]
Exhibit I	[Intentionally Omitted]
Exhibit J-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

-i-

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of March 17, 2021~~,~~ (as amended by Amendment No. 1 dated as of March 30, 2023 and as amended by Amendment No. 2 dated as of January 18, 2024), among ACADIA HEALTHCARE COMPANY, INC., a Delaware corporation (the “Borrower”), each lender and issuing bank from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent and as the Swing Line Lender.

WITNESSETH:

WHEREAS, the Borrower is party to that certain Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended, supplemented or modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrower, the guarantors identified therein, the lenders identified therein and Bank of America, as administrative agent;

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of (a) Term A Loans to be made available in a single drawing on the Closing Date in an aggregate principal of $425,000,000, (b) Revolving Credit Loans to be made available to the Borrower on the Closing Date and at any time during the Availability Period in an aggregate principal amount at any time outstanding not in excess of $600,000,000, (c) Letters of Credit to be made available at any time during the Availability Period in an aggregate face amount not to excess of $20,000,000 and (d) Swing Line Loans to be made available at any time during the Availability Period in an aggregate principal amount at any time outstanding not in excess of $20,000,000;

WHEREAS, (a) the proceeds of the Loans borrowed on the Closing Date will be used, together with cash available on the balance sheet of the Borrower, (i) to refinance the Borrower’s existing credit facilities under the Existing Credit Agreement and permanently terminate all commitments in connection therewith, (ii) to finance the redemption of all of the Borrower’s 5.625% senior notes due 2023 (collectively, the “Existing Notes ”), (iii) for general corporate purposes and (iv) to pay fees and expenses in connection therewith and (b) the proceeds of the Revolving Credit Loans borrowed following the Closing Date will be used for any purpose permitted hereunder (collectively, the “Transactions”); and

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Indebtedness” has the meaning specified in Section 7.03(u).

“Acquisition,” by any Person, means the purchase or acquisition in a single transaction or a series of transactions by any such Person, individually or together with its Affiliates, of (a) any Equity Interest of another Person (other than a Loan Party) sufficient to cause such Person to become a direct or indirect Subsidiary of the Borrower or (b) all or a substantial portion of the Property of another Person (other than a Loan Party), including, without limitation, all or a substantial portion of the Property comprising a division, business unit or line of business, whether involving a merger or consolidation with such other Person. “Acquire” has a meaning correlative thereto.

“Administrative Agent” means Bank of America in its capacity as administrative agent and collateral agent, as applicable, under any of the Loan Documents, or any successor administrative agent and collateral agent, as provided in Section 9.06.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” shall have the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement “ means this credit agreement, as amended by the First Amendment, the Second Amendment and as further amended, amended and restated, supplemented or otherwise modified from time to time.

“Alternative Currency” means Sterling.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date for the purchase of such Alternative Currency with Dollars.

“Anti-Corruption Laws” shall have the meaning specified in Section 5.28.

“Applicable Percentage” means (a) in respect of any Term Facility, with respect to any Lender holding Term Loans of such Term Facility at any time, the percentage (carried out to the ninth decimal place) of such Term Facility represented by the principal amount of such Term Lender’s Term Loans under such Term Facility at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.15. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

APPLICABLE RATE

Loans, Swing Line Loans and Letters of Credit

Pricing Level	Consolidated Total Net Leverage Ratio	Term SOFR Loans, SOFR Daily Floating Rate Loans and Letter of Credit Fees	Base Rate Loans	Commitment Fee
I	≥ 4.50 to 1.0	2.250%	1.250%	0.350%
II	< 4.50 to 1.0 but ≥ 3.75 to 1.0	2.000%	1.000%	0.300%
III	< 3.75 to 1.0 but ≥ 3.00 to 1.0	1.750%	0.750%	0.250%
IV	< 3.00 to 1.0 but ≥ 2.25 to 1.0	1.500%	0.500%	0.200%
V	< 2.25 to 1.0	1.375%	0.375%	0.200%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered within 5 Business Days of its becoming due in accordance with such Section 6.02(b), then Pricing Level I will be applicable as of the first Business Day after the date on which such Compliance Certificate was required to be delivered until the date five Business Days after the appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate~~.~~ ; provided that Pricing Level ~~III~~IV will be in effect during the period from the Second Amendment Closing Date until the first Business Day immediately following the date that the quarterly Compliance Certificate is delivered for the Fiscal Quarter ending ~~June 30~~March 31, ~~2021~~2024.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a)(i), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means each of the entities listed as a “Joint Lead Arranger and Joint Bookrunner” on the cover of this Agreement in its capacity as a joint lead arranger and a joint bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Off-Balance Sheet Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease and (c) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease).

“Audited Financial Statements” means (a) the audited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2020, and (b) the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Consolidated Subsidiaries, including the notes thereto.

“Auto Borrow Agreement” shall have the meaning specified in Section 2.04(g).

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

“Auto-Reinstatement Letter of Credit” shall have the meaning specified in Section 2.03(b)(iv).

“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of all of the Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR plus 1.00%; provided, that if the Base Rate shall be less than 1.00% at any time, such rate shall be deemed to be 1.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or the State of New York and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Term SOFR Loan, a determination of Term SOFR or a notice with respect to any of the foregoing, any day that is also a U.S. Government Securities Business Day.

“Businesses” has the meaning specified in Section 5.13(a).

“Capitalized Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP on the Closing Date be considered a capital lease (whether or not such lease was in effect on such date), regardless of any change in GAAP following the Closing Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as a capital lease.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Revolving Credit Lenders, as collateral for the L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Revolving Credit Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than thirty-six (36) months from the date of acquisition;

(b) marketable obligations issued by any state or commonwealth of the United States of America rated (at the time of acquisition of such security) at least “AA” by S&P, or the equivalent thereof by Moody’s, having maturities of not more than thirty-six (36) months from the date of acquisition;

(c) time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers’ acceptances of (i) any Lender or any Affiliate of any Lender, (ii) any commercial bank of recognized standing either organized under the laws of the United States (or any State or territory thereof) having capital and surplus in excess of $500,000,000 or (iii) any bank whose short term commercial paper rating (at the time of acquisition of such security) by S&P is at least “A-1” or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than twelve months from the date of acquisition;

(d) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company organized under the laws of the United States of America or any state or commonwealth thereof or the District of Columbia with a short term commercial paper rating (at the time of acquisition of such security) of at least “A-1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s, or guaranteed by any industrial company organized under the laws of the United States of America or any state or commonwealth thereof or the District of Columbia with a long term unsecured debt rating (at the time of acquisition of such security) of at least “Aa” or the equivalent thereof by Moody’s, and in each case with maturities of not more than 270 days from the date of acquisition thereof;

(e) money market and similar funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “Aaa” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency) and (iii) have portfolio assets of at least $500.0 million;

(f) Indebtedness issued by persons with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one year from the date of acquisition;

(g) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the requirements of this definition and cash; and

(h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Cash Management Bank” means (a) any Person that, at the time it enters into a Cash Management Services Agreement, is a Lender or an Affiliate of a Lender or the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement and (b) any Person that, at the time it, or its Affiliate, became a Lender or the Administrative Agent hereunder (including on the Closing Date), was a party to a Cash Management Agreement.

“Cash Management Services Agreement” means any agreement to provide management services, including treasury, depository, overdraft, p-card, credit or debit card, electronic funds transfer and other cash management services.

“Casualty” means any casualty or other loss, damage or destruction.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, or any rules, regulations, interpretations, guidelines or directives promulgated thereunder and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) the occurrence of a “Change of Control” (or any comparable term) under, and as defined in, any agreement, document or instrument governing or otherwise relating to any unsecured Indebtedness in excess of the Threshold Amount.

“Class” means, (a) when used with respect to Commitments, whether such Commitments are Revolving Credit Commitments, Term A Commitments or commitments in respect of any other series of Loans and (b) when used with respect to Loans or a Borrowing, whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term A Loans or Loans of any other series. For the avoidance of doubt, the Second Amendment Term A Loans shall constitute the same Class as the Term A Loans made on the Closing Date.

“Closing Date” means the first date all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME” means CME Group Benchmark Administration Limited.

“CMS” means the Centers for Medicare & Medicaid Services, the federal agency responsible for administering Medicare, Medicaid, SCHIP (State Children’s Health Insurance) and other federal health-related programs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” referred to in the Collateral Documents and any other assets and property that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided, that, the parties acknowledge that assets and property acquired after the Closing Date, as permitted herein or otherwise, of the type described in the Collateral Documents are and shall be pledged to the Administrative Agent for the benefit of the Secured Parties as contemplated by Sections 6.11 and 6.12.

“Collateral Documents “ means, collectively, the Security Agreement and any other security agreements, pledge agreements or similar instruments delivered to the Administrative Agent as collateral agent from time to time pursuant to Sections 6.11 and 6.12, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term A Commitment or a Revolving Credit Commitment, as the context may require.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Commodity Exchange Act “ means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Condemnation” means any taking of Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, the SOFR Daily Floating Rate or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “SOFR Daily Floating Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Cash Interest Charges” means for any period, for the Borrower and its Restricted Subsidiaries determined on a consolidated basis, Consolidated Interest Charges payable in cash during such period, excluding for the avoidance of doubt, in each case:

(i) costs associated with incurring or terminating Swap Obligations and cash costs associated with breakage in respect of hedging agreements for interest rates,

(ii) commissions, discounts, yield maintenance, make-whole premium, debt issuance costs, amendment fees and other fees, charges, expenses, costs, accruals, reserves or losses of any kind incurred in connection with any Indebtedness (other than, for the avoidance of doubt, interest (including capitalized interest)),

(iii) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the transactions contemplated by this Agreement, and

(iv) annual agency fees paid to any administrative agents, collateral agents and trustees with respect to any secured or unsecured loans, debt facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto).

“Consolidated EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus

(a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income during such period:

(i)	Consolidated Interest Charges for such period;

(ii)	the provision for federal, state, local and foreign income taxes payable for such period;

(iii)	depreciation and amortization expense;

(iv)

all charges and other expenses reducing Consolidated Net Income in each case which do not represent a cash item in such period; provided that if any non-cash charge or loss represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period);

(v)

cash expenses actually incurred in connection with restructuring activities (which, for the avoidance of doubt, shall include, without duplication, discontinued operations, retention, severance, systems establishment costs, excess pension charges, contract termination costs and costs to consolidate facilities and relocate employees) and integration costs relating to Permitted Acquisitions, Investments and Dispositions; provided that the aggregate amount that may be added back pursuant to this clause (v) (together with any Permitted Cost Savings added back pursuant to clause (b) below) shall not exceed 20% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (as calculated after giving effect to such adjustments) for any four fiscal quarter period;

(vi)	cash expenses attributable to the early extinguishment or conversion of Indebtedness (including deferred financing expenses written off and premiums paid);

(vii)

fees, costs (other than integration costs), expenses and other charges associated with the Transactions and all other Permitted Acquisitions, Investments, Dispositions, issuances or incurrences of Indebtedness, issuances of Equity Interests or, modifications of instruments of Indebtedness, solely with respect to transactions permitted hereunder (whether or not actually consummated);

(viii)	cash proceeds of business interruption insurance, in an amount not to exceed the earnings for the applicable period that such proceeds are intended to replace;

(ix)	without duplication, any extraordinary, unusual or non-recurring cash losses, expenses or other charges;

(x)	losses paid in cash in connection with any interest rate or foreign exchange rate Swap Contract permitted hereunder;

(xi)

any amounts paid pursuant to net working capital adjustment, earn-out or other deferred purchase payment pursuant to any Acquisition or Investment consummated during the term of this Agreement or on or prior to the Closing Date;

(xii)

cash expenses, charges and losses if and to the extent such expenses, charges and losses are (A) fully indemnified by a contractual obligation of the seller under a Permitted Acquisition or (B) covered by insurance (excluding self-insurance), but, in each case, only to the extent, (x) such indemnification obligation or insurance policy remains in full force and effect, (y) such seller is at the time such add-back is taken, and remains, solvent, and such seller or insurance provider has not refused or challenged a claim for such indemnification or insurance payment and (z) with respect to insurance, such insurance proceeds will be reimbursed within twelve months of the time such expenses were incurred; plus

(b) Permitted Cost Savings; provided that the aggregate amount that may be added back pursuant to this clause (b) (together with any amounts added back pursuant to clause (a)(v) above) shall not exceed 20% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (as calculated after giving effect to such adjustments) for any four fiscal quarter period; minus

(c)	the following to the extent included in calculating such Consolidated Net Income:

(i)	Federal, state, local and foreign income tax credits of the Borrower and its Restricted Subsidiaries for such period;

(ii)	all non-cash items increasing Consolidated Net Income for such period unless representing a cash item in any future period;

(iii)	without duplication, any extraordinary, unusual or non-recurring cash gains;

(iv)	all indemnification and insurance proceeds received with respect to which an add-back was previously taken in accordance with clause (a)(xii) of this definition;

(v)	all increases to Consolidated Net Income arising from any interest rate or foreign exchange Swap Contract permitted hereunder; and

(vi)	any cash payment with respect to any non-cash charge or loss for which an add-back was previously taken in accordance with clause (a)(iv) of this definition.

Consolidated EBITDA is subject to calculation on a Pro Forma Basis in accordance with the provisions in Section 1.03(c);provided that there shall be excluded in determining Consolidated EBITDA for any period the EBITDA attributable to any Person, property, business or asset sold, transferred or otherwise disposed of or, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

“Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries determined on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, loan fees, charges and related expenses (including capitalized interest) in connection with Indebtedness for borrowed money or purchase money Indebtedness, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP and (c) the implied interest component of Off-Balance Sheet Obligations with respect to such period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date to (b) Consolidated Cash Interest Charges for such period.

“Consolidated Net Funded Indebtedness “ means, for the Borrower and its Restricted Subsidiaries determined on a consolidated basis, as of any date of determination, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (except as provided in clause (d) below), (c) all obligations arising drawn or undrawn letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all non-contingent obligations (but including any deferred purchase price of property or services that would be treated as debt in accordance with GAAP) in respect of the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) any earn-out obligations that are not yet due and payable), (e) Attributable Indebtedness in respect of Capitalized Leases, Off-Balance Sheet Obligations and Sale and Leaseback Transactions, (f) without duplication all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse (except for customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities, which shall not constitute Consolidated Net Funded Indebtedness) to such Person or any such Subsidiary; provided, however, that (i) Consolidated Net Funded Indebtedness shall be calculated net of up to $150,000,000 of cash or Cash Equivalents of the Loan Parties that (x) do not appear (or would not be required to appear) as “restricted” on the most recent balance sheet of the Borrower and its Consolidated Subsidiaries delivered pursuant to Sections 6.01(a) or (b), as applicable and (y) are not subject to a Lien (other than Liens of the type described in Sections 7.01(k) and 8.01), (ii) for purposes of the definition of “Consolidated Net Funded Indebtedness,” the Indebtedness in respect of convertible debt securities shall be deemed to be the aggregate principal amount thereof outstanding as of such date of determination, and (iii) intercompany indebtedness between the Borrower and its Restricted Subsidiaries shall constitute “Consolidated Net Funded Indebtedness.”

“Consolidated Net Income” means, for any period, for the Borrower and its Restricted Subsidiaries determined on a consolidated basis, the net income of such Person for that period.

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness as of such date that is secured by a Lien to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.

“Consolidated Senior Secured Net Leverage Incurrence Ratio” means a Consolidated Senior Secured Net Leverage Ratio of 3.50 to 1.00.

“Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Consolidated Total Assets” of any Person as of any date means the consolidated total assets of such Person and its subsidiaries, as such amount would appear on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with GAAP.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.

“Contract Provider “ means, any Person or any employee, agent or subcontractor of such Person who provides professional health care services under or pursuant to any contract or other arrangement with the Borrower or any Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person, or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily Simple SOFR” with respect to any applicable determination date means SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) in the case of Term SOFR Loans or SOFR Daily Floating Rate Loans, the sum of (i) Term SOFR or SOFR Daily Floating Rate, as applicable, for such Loans, plus (ii) the Applicable Rate applicable to such Loans, plus (iii) 2% per annum, (b) in the case of the Letter of Credit Fees, a rate equal to (i) the Applicable Rate plus 2% per annum, (c) in the case of Base Rate Loans and for all other Obligations, the sum of (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans, plus (iii) 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder ( provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or

(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means from time to time any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” means the fair market value of noncash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(m) that is designated as Designated Noncash Consideration pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by any cash proceeds subsequently received by the Borrower or any Restricted Subsidiary (other than from the Borrower or a Restricted Subsidiary) in connection with any subsequent repayment, redemption or Disposition of such noncash consideration); provided that the fair market value of each item of Designated Noncash Consideration shall be measured at the time received and without giving effect to subsequent changes in value.

“Disposition” or “Dispose” means the sale, transfer, license, lease, Casualty or Condemnation or other disposition (including any Sale and Leaseback Transaction or any sale of any Equity Interest of any Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes issued by any other Person or accounts receivable or any rights and claims associated therewith or any capital stock of, or other Equity Interests in, any other Person; provided that the foregoing shall not be deemed to imply that any such disposition is permitted under this Agreement. The term “Disposition” shall not include any Equity Issuance.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, in each case, other than for Equity Interests or Disqualified Stock, on or prior to the date that is ninety-one

(91) days after the Latest Maturity Date; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control, an asset sale, condemnation or similar event shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary that (a) is organized under the laws of any state of the United States or the District of Columbia and (b) is not owned directly or indirectly by a Subsidiary that does not satisfy the requirements of clause (a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(iii) and 10.06(b)(v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Engagement Letter” means the engagement letter agreement dated March 8, 2021, among the Borrower and BofA Securities, Inc.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance by the Borrower or any of its Subsidiaries of any capital stock or other Equity Interests to any Person or receipt by the Borrower or any of its Subsidiaries of a capital contribution from any Person, including the issuance of Equity Interests pursuant to the exercise of options or warrants and the conversion of any Indebtedness to equity; provided that the foregoing shall not be deemed to imply that any such issuance is permitted under this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower or any of its Restricted Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) by the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate from a Multiemployer Plan resulting in withdrawal liability to the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate under Section 4201 of ERISA, or notification to the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate that a Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Equity Interests” has the meaning specified in the Section 1 of the Security Agreement.

“Excluded Subsidiaries” means (a) all Foreign Subsidiaries, (b) each Domestic Subsidiary that owns no material assets other than equity interests in one or more Foreign Subsidiaries, (c) each Domestic Subsidiary of any Foreign Subsidiary, (d) each Immaterial Subsidiary, (e) [intentionally omitted], (f) each not-for-profit Subsidiary, (g) each Subsidiary that is a captive insurance company or regulated insurance company and (h) all Restricted Subsidiaries that are not wholly owned directly by the Borrower or one or more of its Wholly-Owned Subsidiaries. Notwithstanding the foregoing, no Loan Party shall constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.20 and any other “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Swap Obligations by other Loan Parties) at the time the guaranty of such Subsidiary Guarantor, or a grant by such Subsidiary Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Sections 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exclusion Event” means an event or related events resulting in the exclusion of the Borrower or any Subsidiary from participation in any Medical Reimbursement Programs.

“Executive Officer” means (i) with respect to the Borrower, those officers with titles of president, chief executive officer, executive vice-president and senior vice-president, and (ii) with respect to any other Loan Party, those officers with titles of president, chief executive officer and vice president.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Lenders” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means those Letters of Credit outstanding on the Closing Date and identified on Schedule 2.03.

“Existing Notes” has the meaning specified in the recitals hereto.

“Existing Revolver Tranche” shall have the meaning specified in Section 2.18(b).

“Extended Revolving Credit Commitments” shall have the meaning specified in Section 2.18(b).

“Extending Revolving Credit Lender” shall have the meaning specified in Section 2.18(b).

“Existing Term Loan Tranche” shall have the meaning specified in Section 2.18(a).

“Extended Term Loans” shall have the meaning specified in Section 2.18(a).

“Extending Term Lender” shall have the meaning specified in Section 2.18(b).

“Extension Amendment” shall have the meaning specified in Section 2.18(c).

“Extension Election” shall have the meaning specified in Section 2.18(b).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Facility” means each Term Facility or the Revolving Credit Facility, as applicable.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided further that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“First Amendment” means that certain Amendment No. 1 to this Agreement dated as of March 30, 2023 by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than the United States or a state thereof.

“Foreign Subsidiary” means a Restricted Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means, subject to the provisions of Section 1.03, generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Granting Lender” has the meaning specified in Section 10.06(g).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that, the term Guarantee shall not include (i) endorsements of instruments for collection in the ordinary course, (ii) customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities or (iii) assurances relating to environmental matters. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and the related regulations promulgated thereunder from time to time, including 45 CFR Parts 160, 162 and 164.

“HITECH Act” means the Health Information Technology for Economic and Clinical Health Act, which is part of the American Recovery and Reinvestment Act of 2009, and the related regulations promulgated from time to time thereunder.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiaries” means each Domestic Subsidiary that is a Wholly-Owned Subsidiary that is not (i) a Material Subsidiary or (ii) a Loan Party.

“Impacted Loans” has the meaning assigned to such term in Section 3.03.

“Increase Effective Date” has the meaning specified in Section 2.16(d).

“Incremental Amount” has the meaning specified in Section 2.16(a).

“Incremental Equivalent Debt” has the meaning specified in Section 7.03(w).

“Incremental Facility” has the meaning specified in Section 2.16(a).

“Incremental Increase” has the meaning specified in Section 2.16(a).

“Incremental Term Loan” has the meaning specified in Section 2.16(a).

“Indebtedness “ means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net payment obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements) (which, in the case of non-recourse indebtedness, shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith);

(f) Capitalized Leases and Off-Balance Sheet Obligations of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer in an amount proportionate to such Person’s interest therein, unless such Indebtedness is expressly made non-recourse to such Person (subject to customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities, which shall not constitute Indebtedness) or except to the extent such Indebtedness is owed by such partnership or joint venture to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Off-Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

Notwithstanding the foregoing provisions, (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (iii) earn-out obligations which are not yet due and payable and (iv) any Swap Contract associated with an accelerated share repurchase program, shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan (including a Swing Line Loan) or SOFR Daily Floating Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three, six months or, if available and agreed to by each applicable Lender and the Administrative Agent, twelve months or any other interest period (in each case subject to availability and Section 3.03), thereafter, as selected by the Borrower in the Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of, any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a division, business unit or line of business. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto.

“IP Rights” has the meaning specified in Section 5.11.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the International Chamber of Commerce under Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means a joinder agreement executed and delivered in accordance with the provisions of Section 6.11, substantially in the form of Exhibit G hereto.

“Junior Financing” has the meaning set forth in Section 7.13.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan or Extended Revolving Credit Commitment, in each case, as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance “ means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the Honor Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means, individually or collectively as the context may indicate, (a) Bank of America in its capacity as issuer of Letters of Credit hereunder or any successor to Bank of America in its capacity as an issuer of Letters of Credit hereunder, (b) each other Revolving Credit Lender with a Letter of Credit Commitment set forth on Schedule 2.01 and (c) any other Revolving Credit Lender, selected by the Borrower (with the consent of the Administrative Agent and such Revolving Credit Lender, which consent, in the case of the Administrative Agent shall not be unreasonably withheld or delayed) to be an issuer of Letters of Credit hereunder, or any successor to such Lender in its capacity as an issuer of Letters of Credit hereunder. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount remaining to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Lender with a commitment to make Loans as designated in Section 2.01 or Section 2.16 or in an Assignment and Assumption pursuant to which such Lender becomes a party hereto; provided that references to “Lenders” shall include any Swing Line Lender; for purposes of clarification only, to the extent that the Swing Line Lender may have rights and obligations in addition to those of the other Lenders due to its status as Swing Line Lender, its status as such will be specifically referenced.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as to which a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer (modified to the extent that the terms thereof conflict with the terms hereof).

“Letter of Credit Commitment” shall mean, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit up to the amount set forth opposite the name of such L/C Issuer on Schedule 2.01.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit “ means an amount equal to the lesser of (a) $20,000,000 and (b) the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition of, or similar third-party Investment (including the assumption or incurrence of Indebtedness) by one or more of the Borrower and its Restricted Subsidiaries in, any assets, business or Person permitted by this Agreement, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Limited Condition Transaction” means any (a) Limited Condition Acquisition or (b) redemption, repurchase, defeasance, satisfaction, discharge or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase, repurchase, defease, satisfy, discharge or repay Indebtedness that is not subject to obtaining financing.

“Loan” means an extension of credit by a Lender to the Borrower under ARTICLE II in the form of a Term Loan, a Revolving Credit Loan, a Swing Line Loan or L/C Advance. Each Loan may be divided into tranches which are Base Rate Loans, SOFR Daily Floating Rate Loans, or Term SOFR Loans (each a “Type” of Loan).

“Loan Documents” means this Agreement, the Notes, each Issuer Document, the Subsidiary Guaranty, the Collateral Documents, the Joinder Agreements (if any), the First Amendment, the Second Amendment and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 and all other documents delivered to the Administrative Agent or the L/C Issuer in connection herewith or therewith relating specifically to the Obligations (provided, however, that solely for purposes of Section 8.01, the term “Loan Documents” shall exclude any Swap Contract between the Borrower or any Subsidiary and any Secured Swap Provider and any Treasury Management Agreement between the Borrower or any Subsidiary and any Lender or Affiliate of a Lender).

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which, in each case, if in writing, shall be substantially in the form of Exhibit A hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Party” means, the Borrower and each Subsidiary Guarantor, and “Loan Parties” means any combination of the foregoing.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Loan Parties take as a whole to perform their material obligations under any Loan Document, (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document, or (d) a material adverse effect on the rights, powers, or remedies of the Administrative Agent or any Secured Party under any Loan Document to which it is a party (other than as a result of conditions specific to such Secured Party).

“Material Intellectual Property” means any intellectual property that is material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Subsidiary” means, as of any date of determination, any Domestic Subsidiary that is a Wholly-Owned Subsidiary and a Restricted Subsidiary and (i) total assets in excess of five percent (5.0%) of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or (ii) has EBITDA during the four consecutive fiscal quarters ended on such date, in excess of five percent (5.0%) of the Consolidated EBITDA during such period of the Borrower and its Restricted Subsidiaries. For clarity, the determination of whether a Subsidiary is a Material Subsidiary shall not take into account (i) the value of Equity Interests held by such Subsidiary in any other Person or (ii) the assets or income of any other Person.

“Maturity Date” means (i) with respect to the Term A Loans, and Revolving Credit Commitments, March 17, 2026 and (ii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders.

“Maximum Rate” shall have the meaning specified in Section 10.09.

“Medicaid” means that means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code.

“Medicaid Provider Agreement” means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier, under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Regulations “ means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act; (b) all applicable provisions of all publicly available federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all publicly available federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above; (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all publicly available rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all publicly available state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above.

“Medical Reimbursement Programs” means a collective reference to the Medicare, Medicaid and TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government.

“Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Medicare Provider Agreement” means an agreement entered into between CMS (or other such entity administering the Medicare program on behalf of the CMS) and a health care provider or supplier, under which such health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any successor statutes thereto; together with all applicable provisions of all publicly available rules, regulations, manuals and orders promulgated thereunder and all publicly available administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including CMS, the OIG, the United States Department of Health and Human Services, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law.

“Minimum Collateral Amount “ means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Sections 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion but not to exceed 103% of the amount in question.

“Moody’s” means Moody’s Investors Service, Inc. and any successor in interest.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or has been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition or Recovery Event by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents actually received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents and any other Indebtedness that is secured by a lien that is pari passu or junior to the Lien on the Collateral securing the Obligations), (B) the direct costs incurred by the Borrower or such Restricted Subsidiary in connection with such transaction (including legal, accounting and investment banking fees, sales commissions and underwriting discounts), (C) taxes, including sales, transfer, deed or mortgage recording taxes, and any other payment required by applicable law as a result of such Disposition or Recovery Event, reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes or other payment required by applicable law pursuant to this subclause (C) exceeds the amount of taxes or other payment required by applicable law actually required to be paid in cash in respect of such Disposition or Recovery Event, the aggregate amount of such excess shall constitute Net Cash Proceeds, (D) any reserve established in accordance with GAAP in connection with such Disposition or Recovery Event, (E) in the case of any Disposition by a Restricted Subsidiary, the amount of any payments or distributions required to be made in respect of such transaction to owners of Equity Interests in such Restricted Subsidiary other than the Borrower or any other Restricted Subsidiary; and

(b) with respect to the incurrence or issuance of any Indebtedness or any Equity Issuance by the Borrower or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other direct costs incurred by the Borrower or such Restricted Subsidiary in connection with such transaction (including legal, accounting and investment banking fees).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” shall have the meaning specified in Section 2.03(b)(iii).

“Non-Guarantor Debt Cap” means, Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor pursuant to Section 7.03(f), (g), (l) and (u) in an aggregate amount not to exceed the greater of (A) $120,000,000 and (B) 25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the four quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), in each case determined at the time of incurrence of any such Indebtedness.

“Non-Reinstatement Deadline” shall have the meaning specified in Section 2.03(b)(iv).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, indemnities, covenants and duties of, the Borrower and its Restricted Subsidiaries arising under any Loan Document, any Secured Swap Contract, any Secured Cash Management Services Agreement, or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against the Borrower and its Restricted Subsidiaries or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorney fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligations of any Loan Party to reimburse any amount in respect of any of the foregoing that any Secured Party, in its sole discretion, may elect to pay or advance on behalf of any Loan Party; provided that “Obligations” shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Obligation” means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Borrower is a party, under which the Borrower has:

(a) any obligation under a guarantee contract that has any of the characteristics identified in FASB ASC 460-10-15-4;

(b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;

(c) any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, except that it is both indexed to the Borrower’s own stock and classified in stockholders’ equity in the Borrower’s statement of financial position, as described in FASB ASC 815-10-15-74; or

(d) any obligation, including a contingent obligation, arising out of a variable interest (as defined in the FASB ASC Master Glossary) in an unconsolidated entity that is held by, and material to, the Borrower, where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with, the Borrower or its Restricted Subsidiaries.

“OIG” means the Office of Inspector General of the United States Department of Health and Human Services or any other regulatory body which succeeds to the functions thereof.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any Property that is not a Capitalized Lease other than any such lease in which that Person is the lessor.

“Organization Documents “ means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(i).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to any Class of Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Class of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patient” means, on any date, any natural person for whom any health care items or services have been provided or performed prior to such date by the Borrower or any Restricted Subsidiary (other than any such person with respect to whom the applicable obligor on the Receivable originated in connection therewith would not reasonably be expected to approve payment thereunder).

“Payor” means any third party liable for payment for health care items or services provided or performed by the Borrower or any Restricted Subsidiary, including all Medical Reimbursement Programs, private insurance companies, Blue Cross/Blue Shield, health maintenance organizations, preferred provider organizations, managed care systems and alternative delivery systems.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition; provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be used or useful in the same or similar line of business as the Loan Parties on the Closing Date, including activities ancillary, related or complementary thereto, (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) (i) at the time of the execution and delivery of the purchase agreement related to such Acquisition, no Event of Default has occurred and is continuing or would result therefrom, and (ii) after giving effect to any Acquisition, no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing or would result therefrom, (d) the Borrower and its Restricted Subsidiaries shall be in compliance with Section 7.18 on a Pro Forma Basis after giving effect to such Acquisition, (e) after giving effect to such Acquisition, the Acquisition shall not result in a minority interest in a general partnership or joint venture (other than to the extent owned by the acquired Person and which were not made in contemplation of or in connection with such Acquisition and were in existence on the date of such Acquisition) or an Unrestricted Subsidiary (except to the extent otherwise permitted pursuant to Section 8.02, provided that the investment in such Unrestricted Subsidiary shall be made in reliance on the applicable provision of Section 8.02 and not in reliance on classification as a Permitted Acquisition), (f) the Loan Parties shall, and shall cause the party that is the subject of the Acquisition to, execute and deliver such joinder and pledge agreements, security agreements and intercompany notes and take such other actions as may be necessary for compliance with the provisions of Sections 6.11 and 6.12 within the time periods permitted thereunder, (g) as a result of such Acquisition (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets or assets constituting a business unit, a line of business or a division of such Person, to, or is liquidated into, the Borrower or a Restricted Subsidiary and (h) with respect to any Acquisition in which the aggregate amount of cash expended and Indebtedness assumed exceeds 5% of Consolidated Total Assets, the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating that after giving effect to such transaction on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.18 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b).

“Permitted Cost Savings” means, for any four quarter measurement period, pro forma future cost savings, operating expense reductions and synergies related to acquisitions, investments, dispositions and other operational changes that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the effective date of such acquisition, investment, disposition or operational change.

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Refinancing” means, with respect to any Indebtedness of a Person, any amendment, modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness of such Person; provided that (a) the principal amount thereof does not exceed the principal amount of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest, fees and premium (including tender premiums) thereon plus underwriting discounts, other amounts paid, and fees and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with such modification, refinancing, refunding, renewal, replacement or extension plus additional amounts otherwise permitted under Section 7.03, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to revolving Indebtedness, such modification, refinancing, refunding, renewal, replacement or extension has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders (in the good faith determination of the Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (e) if any Liens securing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations, the Liens securing such Indebtedness shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations on terms that are at least as favorable to the Secured Parties (in the good faith determination of the Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, taken as a whole and (f) no Subsidiary Guarantor that was not (or not required to be) an obligor with respect to the Indebtedness being refinanced shall be an obligor under the Permitted Refinancing.

“Permitted Secured Ratio Debt” has the meaning specified in Section 7.03(g).

“Permitted Unsecured Ratio Debt” has the meaning specified in Section 7.03(f).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA other than a Multiemployer Plan, maintained for employees of the Borrower or any Restricted Subsidiary (or, with respect to any “employee benefit plan” that is a Pension Plan, maintained for employees of the Borrower or any ERISA Affiliate) or (ii) any such “employee benefit plan” to which the Borrower or any Restricted Subsidiary (or, with respect to a Pension Plan, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).

“primary obligor” has the meaning specified in the definition of “Guarantee”.

“Pro Forma Basis” means for purposes of calculating any financial ratio for any Reference Period for the purpose specified in Section 1.03(c), and each such transaction actually consummated (i) during such Reference Period or (ii) subsequent to such Reference Period and prior to or simultaneously with the event for which the calculation of any such financial ratio or financial amount is made, that such financial ratio or financial amount shall be calculated on a pro forma basis based on the following assumptions: (A) each such transaction shall be deemed to have occurred on the first day of such Reference Period; (B) any funds to be used by any Person in consummating any such transaction will be assumed to have been used for that purpose as of the first day of such Reference Period; (C) any Indebtedness to be incurred or repaid by any Person in connection with the consummation of any such transaction will be assumed to have been incurred or repaid on the first day of such Reference Period; (D) any Permitted Cost Savings expected to be realized as a result of or in connection with such transaction (but without duplication of amounts otherwise included in Consolidated EBITDA and subject to the cap thereon in clause (b) of “Consolidated EBITDA”) are realized; (E) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred on the first day of such Reference Period that bears interest at a floating rate shall be calculated at the current rate (as of the date of such calculation) under the agreement governing such Indebtedness (including this Agreement if the Indebtedness is incurred hereunder); (F) any gross interest expense, determined in accordance with GAAP, with respect to Indebtedness outstanding during such Reference Period that was or is to be refinanced with proceeds of a transaction assumed to have been incurred as of the first day of the Reference Period will be excluded from such calculations and (G) any cash proceeds of Indebtedness to be incurred shall not be netted as unrestricted cash for purposes of determining whether the incurrence of such Indebtedness is permitted.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party with total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interest” means any Equity Interest that does not constitute Disqualified Stock.

“Qualifying Bridge Facility” means customary bridge loans, so long as such bridge loans provide for automatic conversion and any loans, notes, securities or other Indebtedness for which such bridge loans are exchanged, replaced or converted satisfy (or will satisfy at the time of such exchange, replacement or conversion) any otherwise applicable requirements.

“Quarterly Reporting Date” has the meaning set forth in Section 6.11(a).

“Real Property Assets” means all interest (including leasehold interests) of the Borrower or any of its Subsidiaries in any real property.

“Receivables” means all Patient accounts existing or hereafter created, any and all rights to receive payments due on such accounts from any Patient or Payor under or in respect of such account to the extent not evidenced by an instrument or chattel paper, and all proceeds of, or in any way derived from, any of the foregoing, whether directly or indirectly (including all interest, finance charges and other amounts payable by the obligor in respect thereof).

“Recipient” means the Administrative Agent, any Lender, or the L/C Issuer, as applicable.

“Recovery Event” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrower or any Restricted Subsidiary.

“Reference Period” means (a) for purposes of calculating compliance with any financial covenant or test on any date on which a Compliance Certificate is required to be delivered hereunder, the four consecutive fiscal quarters most recently ended prior to such date and (b) for purposes of determining whether the conditions precedent have been satisfied for a proposed transaction, the four consecutive fiscal quarters most recently ended prior to date of such proposed transaction for which annual or quarterly financial statements and a Compliance Certificate shall have been delivered in accordance with the provisions hereof.

“Refinancing Amendment” has the meaning specified in Section 2.17(c).

“Refinancing Effective Date” has the meaning specified in Section 2.17(a).

“Refinancing Facilities” has the meaning specified in Section 2.17(a).

“Refinancing Facility Lender” has the meaning specified in Section 2.17(b).

“Refinancing Revolving Facility” has the meaning specified in Section 2.17(a).

“Refinancing Term Facility” has the meaning specified in Section 2.17(a).

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Regulation S-K” means Regulation S-K under the U.S. Securities Act of 1933, as amended.

“Regulation S-X” means Regulation S-X under the U.S. Securities Act of 1933, as amended.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Removal Effective Date” shall have the meaning specified in Section 9.06.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Facility Lenders” means (a) for the Revolving Credit Facility, the Required Revolving Lenders and (b) for any Term Facility, the Required Term Lenders for such Term Facility.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) the aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of (a) the Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) the aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, with respect to any Term Facility, Term Lenders having more than 50% of such Term Facility on such date; provided that the portion of such Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.12 (b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief or senior financial officer, treasurer or assistant treasurer, or controller of such Person, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given under ARTICLE II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of its Restricted Subsidiaries (including, without limitation, any payment in connection with any dissolution, merger, consolidation or disposition involving Restricted Subsidiaries), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or of any option, warrant or other right to acquire any such Equity Interest or on account of any return of capital to the Borrower’s or such Restricted Subsidiary’s stockholders, partners or members (or the equivalent of any thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revaluation Date” means with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (d) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolver Extension Request” shall have the meaning specified in Section 2.18(b).

“Revolver Extension Series” shall have the meaning specified in Section 2.18(b).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, (a) so long as any Revolving Credit Commitment is in effect, any Lender that has a Revolving Credit Commitment at such time or (b) if the Revolving Credit Commitments have terminated or expired, any Lender that has a Revolving Credit Loan or a participation in L/C Obligations or Swing Line Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a “Revolving Credit Note” made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2 hereto.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor in interest.

“Sale and Leaseback Transaction” means any arrangement pursuant to which the Borrower or any of its Restricted Subsidiaries, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any Property that the Borrower or any of its Restricted Subsidiaries (a) has sold or transferred (or is to sell or transfer) to, or arranged the purchase by, a Person other than the Borrower or any of its Restricted Subsidiaries or (b) intends to use for substantially the same purpose as any other Property that has been sold or is transferred (or is to be sold or transferred) by the Borrowers or such Restricted Subsidiary to a Person other than the Borrower or any of its Restricted Subsidiaries in connection with such lease.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury, Japan or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning specified Section 3.03(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Amendment No. 2 to Credit Agreement, dated as of January 18, 2024, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Second Amendment Closing Date” means January 18, 2024.

“Second Amendment Term A Loan Commitment” means with respect to each Second Amendment Term A Lender, the obligation of such Second Amendment Term A Lender to make Second Amendment Term A Loans to the Borrower on the Second Amendment Closing Date, in the amount set forth on Schedule I on the Second Amendment.

“Second Amendment Term A Lenders” means the Second Amendment Term A Lenders listed on Schedule I of the Second Amendment.

“Second Amendment Term A Loans” means the Term A Loans funded on the Second Amendment Closing Date.

“Secured Cash Management Services Agreement” means any Cash Management Services Agreement that is entered into by and between the Borrower or any of its Subsidiaries and any Cash Management Bank.

“Secured Party” means the Administrative Agent, each Lender, each L/C Issuer, each Swing Line Lender, each Swap Bank, each Cash Management Bank, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Swap Contract” means any interest rate or foreign exchange rate Swap Contract that is entered into by and between the Borrower or any of its Restricted Subsidiaries and any Swap Bank.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means the Security and Pledge Agreement dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time) by and among the Borrower, the Subsidiary Guarantors and the Administrative Agent.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.10% per annum.

“SOFR Daily Floating Rate “ means, for any day, a fluctuating rate of interest, which can change on each Business Day, equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such day, with a term equivalent to one month beginning on that date; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then the SOFR Daily Floating Rate means such Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment; provided, further, that, if the SOFR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“SOFR Daily Floating Rate Loan” means a Swing Line Loan that bears interest at a rate based on the SOFR Daily Floating Rate.

“SPC” has the meaning specified in Section 10.06(g).

“Specified Refinancing Indebtedness” has the meaning specified in Section 7.03(k).

“Specified Representations” means the representations and warranties made in Section 5.01(a) (solely as to valid existence), Section 5.01(b)(ii), the first sentence of Section 5.02, Section 5.02(a), Section 5.04, Section 5.14 (but only with respect to Collateral the security interest in which may be perfected by the filing of a UCC financing statement or, to the extent available at the time of the closing of such transaction, the delivery of certificates evidencing equity interests (and related stock powers)), Section 5.20, Section 5.24, Section 5.27, Section 5.28 (solely with respect to the use of proceeds of such Incremental Facilities not being used in violation of such Section 5.27 and Section 5.28) and Section 5.31.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Subject Properties” has the meaning specified in Section 5.13(a).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means each of the Restricted Subsidiaries that from time to time is party to the Guaranty, together with their successors and permitted assigns, in each case.

“Subsidiary Guaranty” means the Subsidiary Guaranty Agreement dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time) by and among the Borrower, the Subsidiary Guarantors and the Administrative Agent.

“Successor Rate” has the meaning specified in Section 3.03(c).

“Swap Bank” means any Person party to a Swap Contract (whether entered into on or prior to the Closing Date) who was the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or, if later, at the time it entered into such Swap Contract, in its capacity as a party thereto, whether or not such Person subsequently ceases to be the Administrative, a Lender or an Affiliate of the Administrative Agent or a Lender.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Subsidiary Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Commitment” shall mean, with respect to each Swing Line Lender, the commitment of such Swing Line Lender to make Swing Line Loans up to the amount set forth opposite the name of such Swing Line Lender on Schedule 2.01.

“Swing Line Lender” means, individually or collectively as the context may indicate, (a) Bank of America in its capacity as provider of Swing Line Loans or any successor of Bank of America in its capacity as a swing line lender hereunder, (b) each other Revolving Credit Lender with a Swing Line Commitment set forth on Schedule 2.01 and (c) any other Revolving Credit Lender, selected by the Borrower (with the consent of the Administrative Agent and such Revolving Credit Lender, which consent, in the case of the Administrative Agent shall not be unreasonably withheld or delayed) to be a Swing Line Lender hereunder, or any successor to such Lender in its capacity as a Swing Line Lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B hereto or such other form as approved by the Administrative Agent (including any form on an electronic platform of electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Commitment” means, as to each Term A Lender, such Term A Lender’s obligation, if any, to make Term A Loans to the Borrower pursuant to Section 2.01(a).

“Term A Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A Commitments at such time and (b) at any other time after the Closing Date, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Lender” means (a) on or prior to the Closing Date, any Lender that holds a Term A Commitment at such time and (b) at any other time after the Closing Date, any Lender that holds Term A Loans at such time. For the avoidance of doubt, each Second Amendment Term A Lender shall constitute a Term A Lender hereunder.

“Term A Loan” means an advance made by any Term A Lender under the Term A Facility (including, for the avoidance of doubt, the Term A Loans made on the Closing Date and the Second Amendment Term A Loans made on the Second Amendment Closing Date).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Term SOFR Loans, having the same Interest Period, made by each applicable Term Lender pursuant to Section 2.01(a) or Section 2.16, as the case may be.

“Term Commitment” means the Term A Commitments and the commitments in respect of any other series of Term Loans.

“Term Facility” means the Term A Facility and any other series of Term Loans or Term Commitments.

“Term Lender” means any Lender that holds a Term Commitment or a Term Loan.

“Term Loan” means the Term A Loans and any other Class of term loans established hereunder (including any Class of term loans under an Incremental Facility or a Refinancing Term Facility).

“Term Loan Extension Request” shall have the meaning specified in Section 2.18(a).

“Term Loan Extension Series” shall have the meaning specified in Section 2.18(a).

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-1 hereto.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day, plus the SOFR Adjustment for such term;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest based on Term SOFR (other than clause (c) of the definition of “Base Rate”).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Threshold Amount” means $75,000,000.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transactions” has the meaning specified in the recitals hereto.

“TRICARE” means the health care program of the United States Department of Defense Military Health System.

“Type” has the meaning specified in the definition of “Loan.”

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (a) each Subsidiary of the Borrower listed on Schedule 6.16, (b) any Subsidiary of the Borrower designated by a Responsible Officer of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.16 subsequent to the Closing Date and (c) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Voting Securities” means, with respect to any Person, securities or other ownership interests having by the terms thereof ordinary voting power to elect the board of directors or other persons performing similar functions of such Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

“Wholly-Owned Subsidiary” means (a) with respect to any Domestic Subsidiary of any Person, a Domestic Subsidiary of such Person that is wholly-owned by such Person and (b) with respect to any Foreign Subsidiary of any Person, either (i) a Foreign Subsidiary of such Person that is wholly-owned by such Person or (ii) if any Law applicable to such Foreign Subsidiary requires that directors of such Foreign Subsidiary own any amount of common Equity Interests in such Foreign Subsidiary, such Foreign Subsidiary of such Person so long as (i) the amount of common Equity Interests in such Foreign Subsidiary owned by such director or directors is the minimum amount required by applicable Law, (ii) ownership of such common Equity Interests does not give such director or directors, individually or in combination, the right or ability to control, directly or indirectly through one or more intermediaries, the management of such Foreign Subsidiary, and (iii) such Person, directly or indirectly, owns all the other Equity Interests in such Foreign Subsidiary other than the Equity Interest held by such director or directors.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant or provision (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of (i) FASB ASC 825 and FASB ASC 470-20 on financial liabilities and (ii) the effects of FASB ASC 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) on capital lease and debt obligations shall, in each case, be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Pro Forma Calculations. Notwithstanding anything herein to the contrary, any calculation of the Consolidated Total Net Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Senior Secured Net Leverage Ratio or Consolidated EBITDA (for calculating any ratio) for any Reference Period (x) during which an event for which such calculation is made shall have occurred or (y) subsequent to such Reference Period and prior to or simultaneously with the event for which such calculation is made shall in each case be made on a Pro Forma Basis for purposes of making the following determinations:

(i) determining the applicable pricing level under the definition of “Applicable Rate;”provided that events that occurred subsequent to the end of the applicable Reference Period shall not be given pro forma effect;

(ii) except in the case of subsection (iv) of this Section 1.03(c), determining compliance with the Consolidated Total Net Leverage Ratio and the Consolidated Interest Coverage Ratio; provided that, solely with respect to determining compliance with Section 7.18, events that occurred subsequent to the end of the applicable Reference Period shall not be given pro forma effect;

(iii) calculating availability under the basket set forth in Section 2.16(a) based on the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the applicable Reference Period; and

(iv) determining whether the conditions precedent have been satisfied for a proposed transaction, including any calculation of the Consolidated Senior Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio for purposes of Section 2.16(a), and any determination of whether an Event of Default will result from the consummation thereof, including, without limitation, any Disposition or any Investment which results in an Acquisition.

(d) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(e) Limitations Based on Consolidated Total Assets or Consolidated EBITDA. For purposes of determining compliance with Article VII with respect to any amount of Indebtedness, Investments or other limitations that are determined on the basis of a percentage of Consolidated Total Assets or Consolidated EBITDA, (i) such requirement shall be measured on a Pro Forma Basis (but excluding the action for which such basket is then being measured) for the four quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b) of this Agreement at the time that such Indebtedness, Investment or other applicable transaction was incurred, and (ii) no Default or Event of Default shall be deemed to have occurred solely as a result of changes in Consolidated Total Assets or Consolidated EBITDA after the time such Indebtedness, Investment or other transaction is consummated.

(f) Negative Covenant Basket Classification. For purposes of determining compliance with the provisions of Sections 7.02, 7.05, 7.06, and 7.13, in the event that a transaction restricted by any such Section meets the criteria of more than one of the permitted categories of restricted transactions described therein, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such transaction in a manner that complies with the requirements of such Section, and will only be required to include the amount and type of such transaction in one or more of such permitted categories; provided, however, that no such reclassification of a transaction may be made in reliance on a “ratio-based” basket if the ratio required by such basket was not satisfied at the time such transaction was originally consummated. In addition, when calculating a combination of fixed amounts and amounts permitted under ratio-based tests in concurrent transactions, a single transaction or a series of related transactions under a single covenant, any ratio-based tests under such covenant shall be calculated without giving effect to the utilization of such fixed amounts.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Business Days. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). If any notice or other documentary delivery to be made by the Borrower shall come due on a day other than a Business Day, the due date for such notice or other documentary delivery shall be extended to the next following Business Day.

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Divisions. For all purposes under the Loan Documents, in connection with any division under Delaware law (including any Delaware LLC Division or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.08 Limited Condition Transactions. In the case of the incurrence of any Indebtedness (excluding, for the avoidance of doubt, Indebtedness under the Revolving Credit Facility and the Term Facilities but including any Incremental Term Loans) or Liens or the making of any Permitted Acquisitions or other Investments, Restricted Payments, prepayments of certain specified Indebtedness or Dispositions in connection with a Limited Condition Transaction, notwithstanding anything to the contrary herein, at the Borrower’s option, the relevant ratios, baskets (including the applicable Reference Period used to determine the basket under Section 2.16(a)), representations and warranties shall be determined, and any Default or Event of Default condition shall be tested, as of (i) in the case of a Limited Condition Acquisition, the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into and (ii) in the case of any redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing, the date of such irrevocable advance notice or irrevocable offer, and in each case, calculated as if the Limited Condition Transaction and other pro forma events in connection therewith were consummated on such date; provided that if the Borrower has made such an election, in connection with the calculation of any ratio or basket with respect to the incurrence of Indebtedness (including any Incremental Facilities) or Liens, or the making of any Permitted Acquisition or other Investments, Restricted Payments, prepayments of certain specified Indebtedness or Dispositions on or following such date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated, any such ratio shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated.

1.09 Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower Agent, the Administrative Agent and such Lender.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) Term A Borrowing. Subject to the terms and conditions set forth herein, (a) each Term A Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount equal to such Term A Lender’s Term A Commitment and (b) each Second Amendment Term A Lender party to the Second Amendment severally agrees to make a single Second Amendment Term A Loan to the Borrower on the Second Amendment Closing Date in an amount equal to such Second Amendment Term A Lender’s Second Amendment Term A Loan Commitment. The Term Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b) Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit

Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) subject to Section 2.04(a) with respect to the Swing Line Lender, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).

(c) Term Loans and Revolving Credit Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (a) telephone, or (b) a Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of, Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Except for Borrowings to be made on the Closing Date, each Borrowing of, conversion to, or continuation of, Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c) and 2.04(c)(i), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, as the case may be, under such Facility, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, as applicable (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted or continued, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Term SOFR Loans with an Interest Period of one month. Any such automatic conversion to Term SOFR Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of, Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, the Borrower will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be made as or converted to a Term SOFR Loan.

(b) Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the

Business Day specified in the applicable Loan Notice. Upon satisfaction (or waiver) of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of an Event of Default, no Loans may be requested as, converted to, or continued as, Term SOFR Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) (i) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than four (4) Interest Periods in effect with respect to any Term Facility at any time. (ii) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to the Revolving Credit Facility at any time.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue standby Letters of Credit denominated in Dollars or in an Alternative Currency for the account of the Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of the L/C Obligations of any L/C Issuer shall not exceed such L/C Issuer’s Letter of Credit Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur later than the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders have approved such expiry date or (ii) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit have been Cash Collateralized in an amount equal to 103% of such L/C Obligations.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D) the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in ARTICLE IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more of the applicable conditions contained in ARTICLE IV shall not have been satisfied (other than matters previously waived), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and the Borrower not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Pro Rata Facilities Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof and shall state the date payment shall be made by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”). Not later than 11:00 a.m. on the Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit

Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii) any payment made in good faith by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any Guarantee, for all or any of the Obligations of the Borrower in respect of any Letter of Credit; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Restricted Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective

Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to special, indirect, punitive, consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times either (i) so long as no Event of Default has occurred and is continuing, the excess of the daily amount available to be drawn under such Letter of Credit over the amount of any Cash Collateral provided by such Borrower with respect to such Letter of Credit as a result of a Revolving Credit Lender becoming a Defaulting Lender or (ii) otherwise, the daily amount available to be drawn under such Letter of Credit (irrespective of any Cash Collateral provided with respect thereto); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Revolving Credit Percentages allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Such Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum of 0.125%, computed on either (i) so long as no Event of Default has occurred and is continuing, the excess of the daily amount available to be drawn under such Letter of Credit over the amount of any Cash Collateral provided by such Borrower with respect to such Letter of Credit as a result of a Revolving Credit Lender becoming a Defaulting Lender or (ii) otherwise, the daily amount available to be drawn under such Letter of Credit (irrespective of any Cash Collateral provided with respect thereto), in each case on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the benefit of Restricted Subsidiaries inures to the account of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

(l) Reporting. Unless otherwise requested by the Administrative Agent, each L/C Issuer shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.03(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such L/C Issuer expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such L/C Issuer shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised such L/C Issuer that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such L/C Issuer makes any L/C Advance, the date of such L/C Advance and the amount of such L/C Advance and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such L/C Issuer as the Administrative Agent shall reasonably request.

(m) Resignation or Addition of an L/C Issuer. An L/C Issuer that is no longer a Revolving Lender hereunder may resign as L/C Issuer at any time upon at least 30 days’ prior written notice to the Administrative Agent and the Borrower. One or more Revolving Lenders, with such Revolving Lender’s consent, may be appointed as additional L/C Issuers in accordance with paragraph (n) below. The

Administrative Agent shall notify the Revolving Lenders of any such resignation of an L/C Issuer or any such appointment of an additional L/C Issuer. At the time any such resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning L/C Issuer. From and after the effective date of any such resignation or addition, as applicable, (i) any successor or additional L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or such addition or to any previous L/C Issuer, or to such successor or such additional L/C Issuer and all previous L/C Issuers, as the context shall require. After the resignation of an L/C Issuer hereunder, such L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one L/C Issuer hereunder, the Borrower may, in its discretion, select which L/C Issuer is to issue any particular Letter of Credit.

(n) Additional L/C Issuers. A Revolving Lender reasonably acceptable to the Borrower may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional L/C Issuer. Any Revolving Lender designated as an issuing bank pursuant to this paragraph (n) shall be deemed (in addition to being a Revolving Lender) to be an L/C Issuer with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “L/C Issuer” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as L/C Issuer, as the context shall require.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, each Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of its Swing Line Commitment, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of any Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate principal amount of all Swing Line Loans outstanding shall not exceed the Swing Line Sublimit, (ii) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (iii) except as provided above with respect to any Swing Line Lender, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be either a Base Rate Loan or a SOFR Daily Floating Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (a) telephone or (b) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, (ii) the requested borrowing date, which shall be a Business Day and (iii) whether such Swing Line Loan will bear interest at the Base Rate or the SOFR Daily Floating Rate. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in ARTICLE IV (other than matters previously waived) is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower designated on the books of the Swing Line Lender or by wire transfer in immediately available funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Auto Borrow Arrangement. In order to facilitate the borrowing of Swing Line Loans, the Borrower and the Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an auto borrow agreement in form and substance reasonably satisfactory to the Swing Line Lender, with notice to the Administrative Agent (the “Auto Borrow Agreement”) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in the Auto Borrow Agreement, subject to the conditions set forth herein. At any time an Auto Borrow Agreement is in effect, advances under the Auto Borrow Agreement shall be deemed Swing Line Loans that are SOFR Daily Floating Rate Loans for all purposes hereof, except that Borrowings of Swing Line Loans under the Auto Borrow Agreement shall be made in accordance with the terms of the Auto Borrow Agreement. For purposes of determining the Total Revolving Credit Outstandings at any time during which an Auto Borrow Agreement is in effect, the Outstanding Amount of all Swing Line Loans shall be deemed to be the sum of the Outstanding Amount of Swing Line Loans at such time plus the maximum amount available to be borrowed under such Auto Borrow Agreement at such time.

2.05 Prepayments.

(a) Optional. (i) Subject to the last sentence of this Section 2.05(a)(i), the Borrower may upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (x) two Business Days prior to any date of prepayment of Term SOFR Loans and (y) on the date of prepayment of Base Rate Loans, (B) any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the Facility to be prepaid, the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall irrevocably make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding anything to the contrary contained herein, any notice of prepayment may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof in a manner determined at the sole discretion of the Borrower and specified in the notice of prepayment, and, subject to the other limitations expressly set forth in this Agreement, the Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Borrower in its sole discretion. If the Borrower fails to timely specify its election then the prepayment shall be applied to each Class of Term Loans on a pro rata basis and within each Class shall be applied in direct order of maturity. Subject to Section 2.15, prepayments shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities; provided that, in each case, first to Base Rate Loans and then to Term SOFR Loans specified in such notice in direct order of Interest Period maturities.

(ii) The Borrower may upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory.

(i) Dispositions. If the Borrower or any of its Restricted Subsidiaries receives Net Cash Proceeds from any Disposition pursuant to Section 7.05(f) or 7.05(m) or any Recovery Event which results in the realization by such Person of Net Cash Proceeds in excess of $50,000,000 per transaction or series of related transactions and $100,000,000 in the aggregate for all such Dispositions or Recovery Events in any fiscal year, the Borrower shall prepay an aggregate principal amount of Term Loans equal to the lesser of (A) 100% of such Net Cash Proceeds and (B) the aggregate outstanding amount of all Term Loans immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clause (iii) below); provided, however, that, (1) with respect to any Net Cash Proceeds realized under a Disposition or Recovery Event described in this Section 2.05(b)(i), at the election of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in useful assets in the business so long as within twelve (12) months after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated or a written commitment therefor shall have been signed (in either case, as reported in a notice provided by the Borrower in writing to the Administrative Agent); provided further, however, in the case of written commitment to invest such Net Cash Proceeds within twelve (12) months after the receipt of such Net Cash Proceeds, such reinvestment shall be consummated within eighteen (18) months after the receipt of such Net Cash Proceeds; provided further, however, that any Net Cash Proceeds not subject to such written commitment or not so reinvested shall be promptly applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i) and (2) if at the time that any such prepayment under this Section 2.05(b)(i) would be required, the Borrower or any of its Restricted Subsidiaries is required to offer to repurchase or prepay any Indebtedness that is secured by a Lien ranking pari passu with the Liens securing the Term Loans pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition or Recovery Event (such Indebtedness required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly (provided that (a) the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof and (b) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof).

(ii) Prohibited Indebtedness. Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness permitted to be incurred or issued pursuant to Section 7.03 and other than Indebtedness incurred or issued in respect of Refinancing Facilities pursuant to Section 2.17), the Borrower shall prepay an aggregate principal amount of Term Loans equal to the lessor of (A) 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary and (B) the aggregate outstanding amount of all Term Loans (such prepayments to be applied as set forth in clause (iii) below).

(iii) Application of Term Loan Prepayments. Each prepayment of Loans pursuant to the foregoing subclauses (i) and (ii) of this Section 2.05(b) shall be applied to the remaining scheduled installments of principal thereof in direct order of maturity unless otherwise directed by the Borrower, and the Borrower may elect to apply such prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Borrower in its sole discretion (provided that such prepayments may not be directed to a later maturing Class without at least a pro rata repayment of any earlier maturing Classes). Subject to Section 2.15, such prepayments shall be paid to the Term Lenders in accordance with their respective Applicable Percentages in respect of the Term Facilities.

(iv) Excess Revolving Credit Outstandings. If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless, after the prepayment of the Revolving Credit Loans and Swing Line Loans, the Total Revolving Credit Outstandings exceed the Revolving Credit Facility at such time.

(v) Application of Revolving Credit Facility Prepayments. Except as otherwise provided in Section 2.15, prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any or all of the Net Cash Proceeds of any Disposition or Recovery Event by a Foreign Subsidiary (“ Foreign Disposition”) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds would otherwise be required to be used to prepay the Term Loans pursuant to Section 2.05(b)(i) is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has reasonably determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition would have material adverse Tax cost consequences to the Borrower, any direct or indirect owner of the Borrower or any of the Borrower’s direct or indirect Subsidiaries with respect to such Net Cash Proceeds, such Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of this clause (ii), on or before the date on which any such Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.05(i), the Borrower applies an amount equal to such Net Cash Proceeds to such reinvestments or prepayments, as applicable, as if such Net Cash Proceeds had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary).

2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, in each case, in whole or in part, without premium or penalty and subject to any payments required under Section 3.05; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit. Notwithstanding anything to the contrary contained herein, any notice of termination may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Facility under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount.

(b) Mandatory.

(i) The aggregate Term A Commitments shall be automatically and permanently reduced to zero immediately following the Term Borrowing on the Closing Date.

(ii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) All Commitment Fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term A Loans. The Borrower shall repay to the Lenders holding Term A Loans the principal amount of Term A Loans outstanding on the last Business Day corresponding to each of the following quarter end dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.05):

Date	Amount
June 30, 2021	$2,656,250.00
September 30, 2021	$2,656,250.00
December 31, 2021	$2,656,250.00
March 31, 2022	$2,656,250.00
June 30, 2022	$5,312,500.00
September 30, 2022	$5,312,500.00
December 31, 2022	$5,312,500.00
March 31, 2023	$5,312,500.00
June 30, 2023	$5,312,500.00
September 30, 2023	$5,312,500.00
December 31, 2023	$5,312,500.00
March 31, 2024	$~~5,312,500.00~~10,242,077.46
June 30, 2024	$~~7,968,750.00~~15,363,116.20
September 30, 2024	$~~7,968,750.00~~15,363,116.20
December 31, 2024	$~~7,968,750.00~~15,363,116.20
March 31, 2025	$~~7,968,750.00~~15,363,116.20
June 30, 2025	$~~10,625,000.00~~20,484,154.93
September 30, 2025	$~~10,625,000.00~~20,484,154.93
December 31, 2025	$~~10,625,000.00~~20,484,154.93
Maturity Date	Outstanding Amount of Term A Loan

provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date. Amounts of Term A Loans repaid may not be reborrowed.

(b) Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten (10) Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b)(i) (and without duplication), (i) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate under a Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate under a Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date, at the Borrower’s option, at a rate per annum equal to (A) the Base Rate plus the Applicable Rate for Base Rate Loans or (B) the SOFR Daily Floating Rate plus the Applicable Rate for SOFR Daily Floating Rate Loans.

(b) (i) If any amount of principal of any Loan is not paid when due (after any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount thereafter shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at the fluctuating interest rate per annum equal at all times to the Default Rate to the fullest extent permitted by applicable Law.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(h) and 2.03(i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate under the Revolving Credit Facility times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15; provided that for purposes of calculating the Commitment Fee, Swing Line Loans will not be deemed to be utilized. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Borrower shall pay to the Administrative Agent for its own account and for the accounts of the Arrangers, fees in the amounts and at the times specified in the Engagement Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Administrative Agent for the account of the Lenders, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Sections 2.03(c)(iii), 2.03(i) or 2.08(b)(i) or under ARTICLE VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon shall be conclusive absent manifest error. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsections (a) and (b) above, and by each Lender in its accounts pursuant to subsections (a) and (b) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make any entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, but without waiver thereof. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless otherwise expressly provided herein), and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the applicable Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Appropriate Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest, if returned within one Business Day, and with interest at the Federal Funds Rate for each day thereafter until returned.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied as provided in Section 8.03.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 103% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all Cash Collateral, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Credit Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Credit Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (A) shall not be entitled to receive any Commitment Fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (B) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure. All of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Amount of the Revolving Credit Loans of any Non-Defaulting Lender, plus such Non-Defaulting Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Non-Defaulting Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans of such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent, and, in the case a Defaulting Lender is a Revolving Credit Lender, the Swing Line Lender and the L/C Issuer, agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the other Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders at par or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and the funded and unfunded participations in Letters of Credit and Swing Line Loans, to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Incremental Facilities.

(a) Amount and Terms. Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time add one or more new tranches of term loan facilities (each an “Incremental Term Loan”) or request an increase in the Aggregate Commitments (which increase may take the form of an increase to the Revolving Credit Facility or to the Term Facility (each an “Incremental Increase”; together with the Incremental Term Loans, and each, an “Incremental Facility”) by an amount (the “Incremental Amount”), together with amounts utilized to incur any Incremental Equivalent Debt, not exceeding the sum of (A) the greater of (x) $480,000,000 and (y) 100% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the four quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated after giving pro forma effect to the incurrence of such additional amount (which shall assume the full amounts of any Incremental Increase established at such time are fully drawn) and the application of any proceeds thereof on a Pro Forma Basis, plus (B) an unlimited amount so long as, in the case of this clause (B), the Consolidated Senior Secured Net Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of the applicable Reference Period, on a pro forma basis, does not exceed the Consolidated Senior Secured Net Leverage Incurrence Ratio; provided, that (1) Incremental Facilities may be incurred under both the preceding clauses (A) and (B) in a single transaction by first calculating the portion of the Indebtedness being incurred under clause (B) (without giving effect to the Indebtedness being incurred under clause (A)) and second calculating the portion of the Indebtedness being incurred under clause (A), (2) the Borrower shall be deemed to have used capacity under clause (B) before capacity under clause (A) (to the extent compliant therewith) and (3) in the event that any Incremental Facility (or a portion thereof) incurred under clause (A) subsequently meets the criteria of Indebtedness under clause (B), the Borrower, in its sole discretion, at such time, may reclassify any such Incremental Facility as Indebtedness incurred under clause (B); provided, further, that (i) any such request for an Incremental Facility shall be in a minimum amount of $25,000,000, (ii) no Incremental Term Loan shall mature earlier than the Latest Maturity Date or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Term Facility, (iii) each Incremental Term Loan shall rank pari passu in right of payment, security and voting with the Term Loans, (iv) no Incremental Facility shall be guaranteed by entities other than Subsidiary Guarantors and no Incremental Facility that is secured shall be secured by any assets other than Collateral, (v) the interest rate, rate floors, premiums, fees, original issue discount, optional prepayment and redemptions terms and, subject to clause (ii) above, the amortization schedule, in each case applicable to any Incremental Term Loans shall be determined by the Borrower and the lenders providing such Incremental Term Facility, (vi) other than as expressly provided in this Section 2.16, any Incremental Term Loan shall be on (w) terms and conditions substantially identical to, or (taken as a whole) not materially more favorable (as determined by the Borrower in good faith) to the lenders providing such Incremental Term Loan than those applicable to the Term Facility or (y) such other terms that are reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (it being understood that the terms or conditions set forth therein that are more restrictive than the terms and conditions set forth in this Agreement shall be deemed to be reasonably satisfactory to the Administrative Agent if the Lenders of the Term Loans as of the Closing Date receive the benefit of such terms or conditions, which, notwithstanding anything to the contrary in Section 10.01, may be implemented pursuant to an amendment executed by the Administrative Agent and the Borrower), (vii) such Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not a greater than pro rata basis) with the Term Loans in any mandatory prepayment hereunder (provided that any Incremental Term Loans that is a term loan B term facility may provide for an excess cash flow mandatory prepayment on then-current market terms that is not shared with the Term Loans) and (viii) any Incremental Increase of the Revolving Credit Facility or the Term Facility shall be on terms identical to and pursuant to the documentation applicable to the Revolving Credit Facility or the Term Facility, as applicable (other than with respect to closing date conditions, fees or original issue discount for such Incremental Increase and other terms meant to implement such Incremental Increase that are approved by the Administrative Agent). Incremental Facilities may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.16 and otherwise on terms reasonably acceptable to the Borrower and the Administrative Agent; provided that the Borrower shall not be required to offer or accept commitments from existing Lenders for any Incremental Facility. At the time of sending the notice referred to in the foregoing sentence, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which any Appropriate Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Appropriate Lenders),

(b) Lender Elections to Increase. Each Appropriate Lender who receives a request from the Borrower for an Incremental Increase shall notify the Administrative Agent within the requested time period whether or not it agrees to increase its applicable Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage with respect to the applicable Facility of such requested increase. Any Appropriate Lender not responding within such time period shall be deemed to have declined to increase its Commitment. No Lender shall have any obligation to increase its Commitment and no consent of any Lender, other than the Lenders agreeing to provide any portion of an Incremental Increase, shall be required to effectuate an Incremental Increase. Any Lender’s decision to increase its Commitment pursuant hereto may be made by Lender in its sole and absolute discretion.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Appropriate Lender of the Appropriate Lenders’ responses to each request made hereunder. To achieve the full amount of a requested Incremental Increase and/or Incremental Facility, subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld and shall only be necessary to the extent required under Section 10.06 for assignments thereto), the Borrower may also invite additional Eligible Assignees to become Lenders under the applicable Facility pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. If the increase is to a Term Facility, as of the Increase Effective Date, the amortization schedule for the applicable Class of Term Loans set forth in Section 2.07(a) shall be amended to increase the then remaining unpaid installments of principal by an aggregate amount equal to the additional Term Loans being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date. Such amendment may be signed by the Administrative Agent on behalf of the Term Lenders.

(e) Conditions to Effectiveness of Incremental Facilities. As a condition precedent to each such Incremental Facility, before and after giving effect to such Incremental Facility (or, in the case of an Incremental Facility incurred to finance a Limited Condition Transaction, on the date of the execution of the definitive agreement in respect thereof), (A) the representations and warranties contained in ARTICLE V and the other Loan Documents shall be true and correct on and as of the Increase Effective Date or the effective date of any other Incremental Facility, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that for purposes of this Section 2.16, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; provided that in the case of an Incremental Facility incurred to finance a Limited Condition Acquisition, only the Specified Representations shall be required to be accurate at the time of closing; provided, further, that the Incremental Lenders providing such Incremental Commitments may waive the requirement regarding the accuracy of Specified Representations, (B) the Borrower and its Restricted Subsidiaries shall be in compliance with Section 7.18 on a Pro Forma Basis (assuming, in the case of any Incremental Facility in the form of an increase in Revolving Credit Commitments, that such Revolving Credit Commitments have been drawn in full) and (C) no Event of Default shall exist or would result therefrom (and in the case of an Incremental Facility to finance a Limited Condition Transaction, no Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) shall exist at the time of closing). In connection with any such Incremental Facility, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date and/or the date of effectiveness of any other Incremental Facility, as applicable, signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Facility, and (y) in the case of the Borrower, certifying compliance with conditions set forth in clauses (A) – (C) above. If the Incremental Facility is in the form of an Incremental Increase to a Term Facility, the additional Term Loans shall be made by the Term Lenders participating therein pursuant to the procedures set forth in Section 2.02. Each Incremental Increase with respect to Revolving Credit Commitments shall be implemented through an increase to the Revolving Credit Facility, and upon the implementation of each such Incremental Increase (i) each Revolving Credit Lender immediately prior to such Commitment increase will automatically and without further act be deemed to have assigned to each relevant revolving credit lender with respect to such Incremental Increase, and each relevant revolving credit lender with respect to such Incremental Increase will automatically and without further act be deemed to have assumed a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit, if applicable, such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Credit Lenders’ (including each revolving lender with respect to such Incremental Increase) participations hereunder in Letters of Credit and (ii) the existing Revolving Credit Lenders shall assign Revolving Credit Loans to certain other Revolving Credit Lenders (including the revolving lender with respect to such Incremental Increase), and such other Revolving Credit Lenders (including the revolving lender with respect to such Incremental Increase) shall purchase such Revolving Credit Loans, in each case to the extent necessary so that all of the Revolving Credit Lenders participate in each outstanding Revolving Credit Borrowing pro rata on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the Revolving Credit Commitment pursuant to this Section 2.16); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f) Conflicting Provisions. This Section 2.16 shall supersede any provisions in Section 2.13, 4.02 or 10.01 to the contrary. Minimum prepayment amounts in Section 2.05 shall not apply to prepayments pursuant to this Section.

(g) Increase Amendments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as the Administrative Agent may deem necessary or appropriate in order to establish Incremental Facilities pursuant to this Section 2.16 and such technical amendments (including to create a “fungible” class of term loans or to permit a delayed draw term facility) as may be necessary or appropriate in the reasonable good faith determination of the Administrative Agent and the Borrower in connection with the establishment of such Incremental Facilities, in each case on terms consistent with this Section 2.16 (

2.17 Refinancing Facilities.

(a) Upon written notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time elect to refinance any Class of Term Loans or Commitments under the Revolving Credit Facility, in whole or in part, with one or more new term loan facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to as “Refinancing Facilities”), respectively, under this Agreement with the consent of the Borrower, the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) and the institutions providing such Refinancing Term Facility or Refinancing Revolving Facility; provided that (i) any Refinancing Term Facility does not mature, or have a weighted average life to maturity, earlier than the final maturity, or the weighted average life, of the Class of Term Loans being refinanced, (ii) [reserved]; (iii) any Refinancing Revolving Facility does not mature prior to the maturity date of the Revolving Credit Commitments being refinanced, (iv) the other terms and conditions (other than interest rate, premiums, fees, original issue discount, optional prepayment and redemptions terms) of such Refinancing Term Facility or Refinancing Revolving Facility are substantially identical to, or (when taken as a whole) less favorable to the investors providing such Refinancing Term Facility or

Refinancing Revolving Facility, as applicable, than those applicable to the Term Loans or the Revolving Credit Commitments being refinanced (each as determined by the Borrower in good faith) (except for (i) covenants or other provisions applicable only to periods after the latest final maturity date of the Term Loans and the Revolving Credit Commitments existing at the time of such refinancing or (ii) to the extent such more favorable terms or conditions are added for the benefit of the Lenders of the Term Loans as of the Closing Date; provided that the Borrower and the Administrative Agent shall be permitted to amend the terms of this Agreement and the other Loan Documents to provide for terms more favorable to the Lenders, without the consent of any Lender or any other Person), (v) the proceeds of such Refinancing Facilities shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding loans (and, in the case of the Revolving Credit Facility, pro rata commitment reductions) under the applicable Class of Term Loans or Revolving Credit Commitments being so refinanced, (vi) to the extent secured, any such Refinancing Facility shall not be secured by any lien on any asset that does not also secure the Facilities and (vii) Refinancing Facilities may not be guaranteed by any person other than a Subsidiary Guarantor. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Facility shall be made, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent.

(b) The Borrower may approach any Lender or any other Person to provide all or a portion of the Refinancing Facilities (a “Refinancing Facility Lender”), subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld and shall only be necessary to the extent required under Section 10.06 for assignments thereto), so long as such Person would be an Eligible Assignee of Term Loans or Revolving Credit Loans, as applicable; provided that any Lender offered or approached to provide all or a portion of any Refinancing Facility may elect or decline, in its sole discretion, to provide a Refinancing Facility.

(c) The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.17 (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Facilities on the terms specified by the Borrower) and hereby waive the requirements of this Agreement or any other Loan Document that may otherwise prohibit any transaction contemplated by this Section 2.17. The Refinancing Facilities shall be established pursuant to an amendment to this Agreement among the Borrower and the Refinancing Facility Lenders providing such Refinancing Facilities (a “Refinancing Amendment”) which shall be consistent with the provisions set forth in this Section 2.17. Notwithstanding anything to the contrary contained in Section 10.01, each Refinancing Amendment shall be binding on the Lenders, the Administrative Agent, the Loan Parties party thereto and the other parties hereto without the consent of any other Lender and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17, including in order to establish new tranches or sub-tranches in respect of the Refinancing Facilities and such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in Section 2.07(a) (insofar as such schedule relates to payments due to Lenders of the Term Loans which are being refinanced with the proceeds of a Refinancing Term Facility; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders, the Term Loans of which are not refinanced with the proceeds of a Refinancing Term Facility). The Administrative Agent shall be permitted, and is hereby authorized, to enter into such amendments with the Borrower to effect the foregoing.

2.18 Extension of Term Loans and Revolving Commitments.

(a) Extension of Term Loans. The Borrower may at any time and from time to time, in its sole discretion, request that all or a portion of the Term Loans of a given Class (or series or tranche thereof) (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.18. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (1) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (2) Extended Term Loans may have interest rates, , fees, prepayment premiums or call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans were amended are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such Existing Term Loan Tranche; provided, further, that (a) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any Existing Term Loan Tranche hereunder, (b) the weighted average life to maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining weighted average life to maturity of the applicable Existing Term Loan Tranche, (c) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (d) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche.

(b) Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time, in its sole discretion, request that all or a portion of the Revolving Credit Commitments or Incremental Increase with respect to Revolving Credit Commitments of a given Class (or series or tranche thereof) (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments or Incremental Increase with respect to Revolving Credit Commitments (any such Revolving Credit Commitments or Incremental Increase with respect to Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.18. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); (iii) the Extended Revolving Commitments may have interest rates and fees as may be agreed by the Borrower and the Lenders thereof and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the nonextending Revolving Credit Commitments); provided, further, that (A) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder and (B) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche.

(c) Extension Request. The Borrower shall provide the applicable Extension Request at least fifteen (15) Business Days (or such shorter period as agreed to by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.18(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date reasonably satisfactory to the Administrative Agent and (3) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Borrower may, at its election, specify as a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and as may be waived by the Borrower) of Term Loans, Revolving Credit Commitments or Incremental Increases with respect to Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion of Loans pursuant to any Extension in accordance with this Section 2.18 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent ) require the deduction or withholding of any Tax from any such payment by the applicable Withholding Agent, then such Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Withholding Agent shall be required by the Code to withhold or deduct any Taxes, including U.S. federal backup withholding and withholding taxes, from any payment pursuant to clause (a)(i) above, then (A) the applicable Withholding Agent shall withhold or make such deductions as are determined by such Withholding Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Withholding Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment pursuant to clause (a)(i) above, then (A) such Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection 3.01(e) below, (B) such Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (y) the Administrative Agent and the Loan Party, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Party, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e).

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines in good faith that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR or the SOFR Daily Floating Rate, or to determine or charge interest rates based upon SOFR, Term SOFR or the SOFR Daily Floating Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Loans or SOFR Daily Floating Rate Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (1) in the case of Term SOFR Loans, prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (2) in the case of SOFR Daily Floating Rate Loans, prepay such SOFR Daily Floating Rate Loans immediately, and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Loan or a SOFR Daily Floating Rate Loan, or a conversion of Base Rate Loans to Term SOFR Loans, or a continuation of Term SOFR Loans,

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.03(c), and the circumstances under clause (i) of Section 3.03(c) or the Scheduled Unavailability Date has occurred, (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or (iii) adequate and reasonable means do not exist for determining the SOFR Daily Floating Rate with respect to a proposed SOFR Daily Floating Rate Loan, or (b) the Administrative Agent or the Required Lenders determine that for any reason, the SOFR Daily Floating Rate or Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or SOFR Daily Floating Rate Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected SOFR Daily Floating Rate Loans, Term SOFR Loans or Interest Periods, as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans or SOFR Daily Floating Rate Loans (to the extent of the affected SOFR Daily Floating Rate Loans, Term SOFR Loans or Interest Periods, as applicable) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period and (iii) any outstanding SOFR Daily Floating Rate Loans shall be deemed to have been converted immediately to Swing Line Loans bearing interest at the Base Rate.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR (or, in the case of SOFR Daily Floating Rate Loans, the one month interest period of Term SOFR), including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR (or, in the case of the SOFR Daily Floating Rate, the one month interest period of Term SOFR) or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR (or, in the case of the SOFR Daily Floating Rate, the one month interest period of Term SOFR) after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR (or, in the case of the SOFR Daily Floating Rate, the one month interest period of Term SOFR) or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”).

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be, in the case of Term SOFR Loans, at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR and the SOFR Daily Floating Rate will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR, the SOFR Daily Floating Rate or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period (or, in the case of a daily floating interest rate, upon the effectiveness of such amendment) for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans shall be excluded from any determination of Required Lenders.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Term SOFR Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or any interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans or SOFR Daily Floating Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, and provided such Lender or L/C Issuer is generally charging its other similarly situated borrowers therefor, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsections (a) or (b) of this Section and setting forth in reasonable detail the basis thereof, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Non-Discrimination. Amounts shall only be payable by the Borrower to the applicable Lender under this Section 3.04 so long as such Lender generally requires its similarly situated borrowers to make such payments under comparable provisions of other financing agreements.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then upon Borrower’s written request such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or notice is given pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this ARTICLE III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions to the Initial Borrowing on the Closing Date. The obligations of the L/C Issuer and each Lender hereunder are subject to satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent on the Closing Date:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or .pdfs (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Loan Parties which are party thereto, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):

(i) executed counterparts of this Agreement bearing the signatures of each of the Borrower, the Administrative Agent and each Lender with commitments to make Loans as designated on Schedule 2.01;

(ii) an original Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act on behalf of such Loan Party in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Loan Parties (other than San Diego Health Alliance with respect to good standing) is duly organized or formed, validly existing and in good standing in its jurisdiction of organization, including, certified copies of the Organization Documents of the Loan Parties, certificates of good standing of the Loan Parties;

(v) favorable opinions of Hogan Lovells US LLP, counsel to the Borrower and the Guarantors organized in Delaware, California, Massachusetts, Texas, Pennsylvania and Virginia, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Secured Parties, addressed to the Administrative Agent and each Lender;

(vi) copies of the financial statements referred to in Section 5.05(a) and a certificate signed by a Responsible Officer of the Borrower (A) certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) certifying to the condition set forth in clauses (e) and (f) below;

(vii) insurance certificates or other evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in full force, including in either case evidence that the Administrative Agent, on behalf of the Lenders, is an additional insured or lender’s loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(viii) all original certificates evidencing all of the issued and outstanding shares of capital stock or other Equity Interest required to be pledged pursuant to the terms of the Security Agreement, which certificates shall be accompanied by undated stock powers duly executed in blank by each relevant pledgor in favor of the Administrative Agent;

(ix) all notes and instruments required to be pledged pursuant to the terms of the Security Agreement, duly endorsed in blank by each relevant pledgor in favor of the Administrative Agent;

(x) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11) or similar search reports certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the Closing Date, listing all effective UCC financing statements, tax liens and judgment liens since the date of such searches in connection with the Existing Credit Agreement which name any Loan Party, as the debtor, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Administrative Agent) shall cover any of the Collateral, other than Liens existing on the Closing Date and permitted by Section7.01);

(xi) acknowledgment copies of UCC financing statements (or delivery in proper form for filing) naming the Borrower and each other Loan Party as the debtor and the Administrative Agent as the secured party, which such UCC financing statements have been filed, or have been delivered for filing, under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent pursuant to the Security Agreement;

(xii) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements); and

(xiii) such other assurances, certificates, documents, consents and waivers, estoppel certificates, or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b) The Administrative Agent shall have received certification, in form and substance reasonably satisfactory to the Administrative Agent, as to the solvency (as described in Section 5.24) of the Borrower, individually, and the Loan Parties, taken as a whole from the chief financial officer of the Borrower.

(c) Any fees and expenses required to be paid on or before the Closing Date shall have been paid, including those fees and expenses set forth in the Engagement Letter.

(d) The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent and the Arrangers to the extent invoiced at least three Business Days prior to or on the Closing Date, plus such additional amounts of fees, charges and disbursements of counsel to the Administrative Agent and the Arrangers as shall constitute its reasonable estimate of fees, charges and disbursements of counsel to the Administrative Agent incurred or to be incurred by it through the closing proceedings to the extent invoiced at least three Business Days prior to or on the Closing Date (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) .

(e) Since December 31, 2020, no changes or developments shall have occurred that either individually or in the aggregate constitutes or has had or could reasonably be expected to constitute or have a Material Adverse Effect.

(f) The representations and warranties of the Borrower and each other Loan Party contained in ARTICLE V or any other Loan Document shall be true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) as of such earlier date.

(g) Prior to, or substantially concurrently with, the borrowing of the Loans on the Closing Date, the Borrower shall have (i) repaid all outstanding principal, together with all accrued and unpaid interest, in respect of Indebtedness under and as defined in the Existing Credit Agreement and permanently terminated all commitments thereunder and (ii) redeemed in full all of the Borrower’s Existing Notes.

(h) Upon the reasonable request of any Lender made at least 5 days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 2 days prior to the Closing Date and (y) at least 5 days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. Other than as may be expressly set forth in Section 2.16 in connection with the establishment of any Incremental Facilities, the obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Request for Credit Extension requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans, but including, for the avoidance of doubt, any Request for Credit Extension requesting a Borrowing on the Closing Date) is subject to the satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) on and as of the date of such Credit Extension, (i) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) as of such earlier date and (ii) except that, for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent, the L/C Issuer and the Lenders that:

5.01 Existence, Qualification and Power. Each of the Loan Parties (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, accreditations, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as presently conducted, except where a failure to have such power and authority or to have such governmental licenses, accreditations, authorizations, consents and approvals, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification except in such jurisdictions where failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions contemplated hereby with respect to each Loan Party, do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person or such Person’s Affiliate is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Restricted Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No Restricted Subsidiary of the Borrower is in violation of any Law which could be reasonably likely to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing, registration, qualification or accreditation with, any Governmental Authority (including, without limitation, exchange control) or any other Person (including any party to any contract or agreement to which the Borrower or any of its Restricted Subsidiaries or any of their respective Affiliates is a party) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than those that have been obtained), (b) the validity or enforceability of any Loan Documents against the Loan Parties (except such filings or notices as are necessary in connection with the perfection or enforcement of the Liens created by such Loan Documents), or (c) the consummation of the transactions contemplated hereby, other than (i) the filing of financing statements in the UCC filing offices of each applicable jurisdiction, (ii) the filing of intellectual property security agreements in the U.S. Patent and Trademark Office and the U.S. Copyright Office, (iii) those listed on Schedule 5.03 hereto, all of which have been obtained and (iv) the failure to obtain could not reasonable be expected to have a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each such Person in accordance with its terms, subject to equitable principles and Debtor Relief Laws.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements furnished to the Administrative Agent and each Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of the date thereof, and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other material liabilities (to the extent required to be shown by GAAP), direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) [intentionally omitted].

(c) [intentionally omitted].

(d) Since December 31, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e) The financial statements delivered to the Administrative Agent and each Lender pursuant to Sections 6.01(a) and 6.01(b), (i) will be prepared in accordance with GAAP, except as otherwise noted therein and except as otherwise permitted by Section 6.01(a) and 6.01(b) and (ii) will fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, subject to the absence of footnotes, required formatting, and to normal year-end audit adjustments.

5.06 Litigation. To the knowledge of the Responsible Officers of the Borrower, there are no actions, suits, proceedings, investigations, civil investigative demands, litigations, claims, disputes or proceedings, pending or threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their respective properties or revenues or orders, decrees, judgments, rulings, injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (a) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of the Loan Documents, or any of the transactions contemplated hereby or thereby, (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) purport to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby and thereby.

5.07 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated on the Closing Date by this Agreement or any other Loan Document.

5.08 Subsidiaries. Set forth on Schedule 5.08-1 is a complete and accurate list as of the Closing Date of each Subsidiary of the Borrower, together with (a) the jurisdiction of incorporation or organization of each such Subsidiary, (b) if less than 100%, an indication of the percentage of the outstanding equity owned directly or indirectly by the Borrower in such Subsidiary, (c) an indication of whether such Subsidiary is a Guarantor. For each Loan Party, Schedule 5.08-2 sets forth, as of the Closing Date, (a) its exact legal name and state of organization, (b) its chief executive office address, and (c) its organizational identification number and (d) whether any such Loan Party has, during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure, in each case pursuant to this clause (d), in respect of which any Lien associated with its previous name, jurisdiction or predecessor entity currently exists that is not a Permitted Lien. The outstanding Equity Interests of each Restricted Subsidiary are validly issued, fully paid and, if a corporation, non-assessable.

5.09 [Reserved]

5.10 Ownership of Personal Property; Liens. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries has good title to all of its respective personal properties and assets, free and clear of any Liens, except for Permitted Liens. Each of the Borrower and its Restricted Subsidiaries has obtained all permits, licenses, franchises or other certifications, accreditations, consents, approvals and authorizations, governmental or private, necessary to the ownership of such properties and assets and the conduct of its business, except where any failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.11 Intellectual Property; Licenses; Etc. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that is reasonably necessary for the operation of its businesses as presently conducted, without conflict with the rights of any other Person. To the knowledge of any Responsible Officer of the Borrower and except as could not reasonably be expected to have a Material Adverse Effect, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Restricted Subsidiaries infringes upon any rights held by any other Person. To the knowledge of any Responsible Officer of the Borrower, no claim or litigation regarding any of the foregoing is pending or threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.11 is a list of (i) all material IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office that as of the Closing Date a Loan Party owns and (ii) all exclusive licenses of material IP Rights recorded with the United States Copyright Office or the United States Patent and Trademark Office as of the Closing Date.

5.12 Real Estate; Lease.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has (i) good and marketable fee title to all of its owned Real Property Assets and (ii) good and valid title to the leasehold estates in all of the leased Real Property Assets, in each case free and clear of all Liens except Permitted Liens.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, all permits, licenses, franchises or other certifications, accreditations, consents, approvals and authorizations, governmental or private, with respect to the Real Property Assets, necessary to enable the Borrower and its Subsidiaries to lawfully occupy and use such property for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect. Except as could not reasonably be expected to have a Material Adverse Effect, all the Real Property Assets are in compliance in all material respects with all applicable legal requirements, including the Americans with Disabilities Act of 1990.

(c) Except as could not reasonably be expected to have a Material Adverse Effect, all easements, cross easements, licenses, air rights and rights-of way or other similar property interests, if any, necessary for the full utilization of the improvements for their intended purposes have been obtained and are in full force and effect.

5.13 Environmental Matters. Except as disclosed on Schedule 5.13:

(a) except as could not reasonably be expected to have a Material Adverse Effect, (i) each of the facilities and properties owned, leased or operated by any of the Borrower and its Restricted Subsidiaries (the “Subject Properties”), (ii) all operations at the Subject Properties are in compliance with all applicable Environmental Laws, (iii) there is no violation of any Environmental Law by the Borrower or any of its Restricted Subsidiaries with respect to the Subject Properties or the businesses operated by them (the “Businesses”), and (iv) there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws;

(b) none of the Borrower or any of its Restricted Subsidiaries has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, other than those that have been resolved or those which could not reasonably be expected to have a Material Adverse Effect, nor does any Responsible Officer the Borrower or any of its Restricted Subsidiaries have knowledge that any such notice will be received or is being threatened with respect to any matter the resolution of which could reasonably be expected to have a Material Adverse Effect; and

(c) Hazardous Materials have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf of any of the Borrower or its Restricted Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law and which could reasonably be expected to have a Material Adverse Effect.

5.14 Security Documents.

The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest (subject to Permitted Liens) in the Collateral identified therein owned by each Loan Party who is a party thereto, and, upon the filing of financing statements for each Loan Party with the appropriate UCC filing offices in the jurisdiction of organization for each Loan Party listed on Schedule 508-2, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral that may be perfected by filing, recording or registering a financing statement under the UCC, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Liens.

5.15 Insurance. Each of the Borrower and its Restricted Subsidiaries maintains, with financially sound and reputable insurance companies not Affiliates of the Borrower or any of its Restricted Subsidiaries, insurance (including liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where the Borrower or any of its Restricted Subsidiaries operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Collateral Documents) or with self-insurance programs in the ordinary course of business that are customary for companies in similar businesses and of similar size and in localities where the Borrower or the applicable Restricted Subsidiary operates.

5.16 [Reserved].

5.17 Taxes. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries has timely filed all U.S. federal, state and other material tax returns and reports required to be filed, and have timely paid all U.S. federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, whether or not shown on any tax return, except those that are being contested in good faith by appropriate actions or proceedings reasonably conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any of its Restricted Subsidiaries that would, if made, have a Material Adverse Effect. As of the Closing Date, neither any Loan Party nor any Restricted Subsidiary thereof is a party to any tax sharing agreement.

5.18 ERISA Compliance.

(a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws; (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter (or, to the extent that such Plan qualifies as a prototype or volume submitter plan, as classified by the Code, ERISA and applicable guidance promulgated thereunder, an advisory opinion letter) from the IRS to the effect that the form of such Plan is qualified or acceptable under Section 401 of the Code, or an application for such a letter is currently being processed by the IRS with respect thereto, and, to the knowledge of any Responsible Officer of the Borrower, nothing has occurred which would prevent, or cause the loss of, such tax-qualified status; and (iii) each of the Borrower and its Restricted Subsidiaries and each of their respective ERISA Affiliates have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(b) There are no pending or, to the knowledge of any Responsible Officer of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC (other than for the payment of premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan on the Closing Date, other than those listed on Schedule 5.18 hereto.

5.19 Purpose of Loans. The proceeds of any Loans borrowed on the Closing Date are to be used solely for the Transactions set forth in the recitals to this Agreement. The proceeds of any Revolving Credit Loans borrowed from time to time after the Closing Date are to be used for the purposes set forth in the recitals to this Agreement, to finance transactions permitted by Section 7.04, to refinance Indebtedness permitted by Section 7.03, to make payments permitted by Section 7.06, to provide for working capital and for other general corporate purposes of the Borrower and its Subsidiaries. The proceeds of the Second Amendment Term A Loans made on the Second Amendment Closing Date will be used for working capital and for other general corporate purposes of the Borrower and its Subsidiaries.

5.20 Margin Regulations; Investment Company Act.

(a) (i) None of the Borrower or any of its Restricted Subsidiaries is engaged and will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and (ii) no proceeds of any Loans or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of the provisions of Regulation U issued by the FRB.

(b) None of the Borrower or any of its Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940. Neither the making of the Loans, nor the issuance of the Letters of Credit or the application of the proceeds or repayment thereof by the Borrower, nor the consummation of other transactions contemplated hereunder, will violate any provision of any such Act or any rule, regulation or order of the SEC.

5.21 Disclosure. No written report, financial statement, certificate or other factual information furnished by or, to the knowledge of any Responsible Officer of the Borrower, on behalf of the Borrower or any of its Restricted Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information, other forward looking information and information of a general economic or industry nature, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Responsible Officers to be reasonable at the time (it being understood that projected financial information and other forward looking information is subject to significant uncertainties and contingencies, which may be beyond the Borrower’s control, no representation is made by the Borrower or any Restricted Subsidiary that such projections or other forward looking information will be realized, the actual results may differ from the projections or other forward looking information and such differences may be material).

5.22 Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance in all material respects with the requirements of all Laws (including, without limitation, Medicare Regulations, Medicaid Regulations, HIPAA, HITECH Act, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate actions or proceedings reasonably conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing:

(a) none of the Borrower, any Subsidiary and, to the knowledge of the Responsible Officers of any Loan Party, any Contract Provider or any individual employed by the Borrower or any Subsidiary would reasonably be expected to have criminal culpability or to be excluded from participation in any Medical Reimbursement Program for corporate or individual actions or failures to act known to the Responsible Officers of any Loan Party where such culpability or exclusion has resulted or would reasonably be expected to result in a Material Adverse Effect;

(b) no officer or other member of management of the Borrower or any Subsidiary who may reasonably be expected to have individual culpability for matters under investigation by the OIG or other Governmental Authority continues to be employed by the Borrower or any Subsidiary unless such officer or other member of management has been either suspended or removed from positions of responsibility related to those activities under challenge by the OIG or other Governmental Authority promptly after discovery of such actual or potential culpability;

(c) current coding and billing policies, arrangements, protocols and instructions of the Borrower and each Subsidiary comply with requirements of Payors and are administered by properly trained personnel, except where any such failure to comply could not reasonably be expected to result in a Material Adverse Effect; and

(d) current medical director compensation arrangements of the Borrower and each Subsidiary comply with all Laws (including state and federal anti-kickback, fraud and abuse, and self-referral laws, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn) and all regulations promulgated under such Laws, except where any such failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.23 Labor Matters. Except as would not reasonably be expected to have a Material Adverse Effect:

(a) there are no strikes or lockouts against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of any Responsible Officer of the Borrower, threatened;

(b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign Law dealing with such matters in any case where a Material Adverse Effect would reasonably be expected to occur as a result of the violation thereof;

(c) all payments due from the Borrower or any of its Restricted Subsidiaries, or for which any claim may be made against the Borrower or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary to the extent required by GAAP; and

(d) none of the Borrower or any of its Restricted Subsidiaries is a party to a collective bargaining agreement.

Except as set forth on Schedule 5.23, there are no material labor matters to the knowledge of the Borrower pending before any Governmental Authority or threatened by or against the Borrower or any of its Restricted Subsidiaries, and none of such labor matters, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.24 Solvency. Immediately after giving effect to the initial Credit Extension made on the Closing Date and any other transactions occurring on the Closing Date, (a) the fair value of the assets of the Borrower, individually, and the Loan Parties, taken as a whole, will exceed its or their respective debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower, individually, and of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of its or their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (c) neither the Borrower, individually, nor the Loan Parties, taken as a whole, will have unreasonably small capital with which to conduct its or their respective business in which Borrower is or the Loan Parties are engaged as such business is now conducted and is proposed to be conducted following the Closing Date. For purposes of this Section 5.24(b), the amount of any contingent liabilities of the Borrower, individually, and all the Loan Parties, taken as a whole (including liabilities in respect of litigation, guaranties and pension plans) shall be calculated as the amount that can reasonably be expected to become an actual or matured liability as determined by such Loan Party in good faith in light of all of the facts and circumstances at such time.

5.25 Reimbursement from Payors. The Receivables of the Borrower and each Restricted Subsidiary have been, and will continue to be, adjusted to reflect the requirements of all Laws and reimbursement policies (both those most recently published in writing as well as those not in writing that have been verbally communicated) of any applicable Payor, except where the failure to comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect. Without limiting the generality of the foregoing, Receivables of the Borrower and each Restricted Subsidiary relating to any Payor do not exceed amounts the Borrower or any Restricted Subsidiary is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges, in each case to the extent it would not reasonably be expected to have a Material Adverse Effect

5.26 Licensing and Accreditation. Except to the extent it would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries and, to the knowledge of the Responsible Officers of any Loan Party, each Contract Provider has, to the extent applicable: (a) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated, (b) obtained and maintains in good standing all required licenses, permits, authorizations, registrations and approvals of each Governmental Authority necessary to the conduct of its business, including without limitation a license to provide the professional services provided by such Person; (c) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (d) entered into and maintains in good standing its Medicare Provider Agreements and Medicaid Provider Agreements; and (e) ensured that all such required licenses or restricted certifications and accreditations are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

5.27 Sanctions. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of any Responsible Officer of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is a Person that is, or is majority owned or otherwise controlled by any Persons that are (i) the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

5.28 Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, to the extent applicable to the Borrower and its Subsidiaries (“Anti-Corruption Laws”), in all material respects and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. No part of the proceeds of any Credit Extension will be used for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruptions Laws.

5.29 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

5.30 Use of Proceeds. The use of proceeds on the Closing Date will not violate applicable Sanctions, the Foreign Corrupt Practices Act of 1977 or any applicable anti-money laundering rules and regulations.

5.31 USA PATRIOT Act; Beneficial Ownership Certification. To the extent applicable, each of the Borrower and its Restricted Subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations and obligations and liabilities under Secured Cash Management Services Agreements and Secured Swap Contracts) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized in at least the Minimum Collateral Amount), the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, 6.02, 6.03 and 6.14) cause each Restricted Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent (for further distribution to each Lender):

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year thereafter of the Borrower and its Consolidated Subsidiaries (or, if earlier, the date that is fifteen (15) days after the reporting date for such information required by the SEC, including after giving effect to any extension pursuant to Rule 12b-25 of the Securities Exchange Act of 1934), commencing with the fiscal year ended December 31, 2021, a consolidated (but not consolidating) balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and the respective related consolidated (but not consolidating) statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated balance sheet and statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception (except to the extent relating to impending debt maturities occurring within 12 months of such audit or potential breach of any financial covenant under this Agreement) or any qualification or exception as to the scope of such audit and (ii) if required by applicable law, an attestation report of such Registered Public Accounting Firm as to the Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley; and

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and its Consolidated Subsidiaries (or, if earlier, the date that is five (5) days after the reporting date for such information required by the SEC, including after giving effect to any extension pursuant to Rule 12b-25 of the Securities Exchange Act of 1934), commencing with the fiscal quarter ending March 31, 2021, a consolidated (but not consolidating) balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter, and the related consolidated (but not consolidating) statements of income or operations for such fiscal quarter and the portion of such fiscal year then ended, as well as shareholders’ equity and cash flows for the portion of such fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, as the case may be, or in the case of the balance sheet, the end of the previous fiscal year, all in reasonable detail, such consolidated balance sheet and statements to be certified by a Responsible Officer of the Borrower as fairly presenting in all material respect the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries on a consolidated (but not consolidating) basis in accordance with GAAP, subject only to normal year-end audit adjustments, formatting requirements, and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Sections 6.01(a) or 6.01(b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and 6.01(b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail reasonably satisfactory to the Administrative Agent (in consultation with the Lenders):

(a) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of the Borrower or any Subsidiary, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower. In connection with the delivery by the Borrower of each Compliance Certificate pursuant to this Section 6.02(b) in relation to the annual financial statements delivered pursuant to Section 6.01(a) the Borrower shall deliver to the Administrative Agent a supplement to Schedule 5.11, together with a statement of a Responsible Officer executing the Compliance Certificate, certifying that, as of the date thereof, after giving effect to the supplements to such Schedule 5.11, and such report delivered therewith, the representations and warranties in Section 5.11 with respect to such Schedule 5.11 hereof are true and correct in all material respects.

(c) [reserved];

(d) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), the Borrower shall deliver management’s discussion and analysis of such financial statements describing results of operations of the Borrower and its Subsidiaries in the form customarily prepared by management of the Borrower; provided that this clause (d) shall not apply so long as the Borrower has a class or series of Equity Interests that is traded on the New York Stock Exchange or the NASDAQ;

(e) within forty-five (45) days following the end of each fiscal year of the Borrower, commencing with the fiscal year ended December 31, 2021, an annual consolidated business plan and forecasts and budget of the Borrower and its Subsidiaries containing, among other things, summary pro forma financial information for the next fiscal year with respect to each fiscal quarter;

(f) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(g) at the time of delivery of the financial statements provided for in Sections 6.01(a) and (b), if there are any Unrestricted Subsidiaries as of the last day of any Fiscal Quarter or Fiscal Year, the Borrower shall deliver related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(h) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Sections 6.01(a), Section 6.01(b), Section 6.02(a), or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website or www.sec.gov, if any, to which each Lender, the L/C Issuer and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, with respect to the documents required to be delivered pursuant to Sections 6.01(a), Section 6.01(b) or Section 6.02(d), the Borrower shall notify the Administrative Agent, the L/C Issuer and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies, of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders ( i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws ( provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

In no event shall the requirements set forth in Section 6.02(h) or in any other Loan Document require the Borrower or any Subsidiary to provide any such information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or its respective representatives or contractors)) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s obligations under Section 6.02(h) or any other similar provision in the Loan Documents) to any third party.

6.03 Notices. Promptly, and in any event within five Business Days, notify the Administrative Agent and each Lender upon knowledge of an Executive Officer of any Loan Party:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any dispute, action, litigation, investigation, proceeding or suspension between the Borrower or any of its Subsidiaries and any Governmental Authority, or

(ii) the commencement of, or any material development in, any action, litigation, investigation or proceeding affecting the Borrower or any of its Subsidiaries, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party that are not generally applicable to other companies (other than certain updated schedules and other currently delivered information); and

(e) (i) the institution of any investigation, review or proceeding against the Borrower or any Restricted Subsidiary to suspend, revoke or terminate (or that could reasonably be expect to result in the suspension, revocation or termination of) any Medicare Provider Agreement, Medicaid Provider Agreement or agreement or participation with a Payor, (ii) the institution of any investigation, review or proceeding against the Borrower or any Restricted Subsidiary that could reasonably be expected to result in an Exclusion Event or (iii) any notice of loss or threatened loss of material accreditation, participation under any Payor or Medical Reimbursement Program, or any license.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all Federal, state and other tax liabilities, fees, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate actions or proceedings reasonably conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, (b) all lawful claims which, if unpaid, would by Law become a Lien (other than a Permitted Lien) upon its property, and (c) all Indebtedness (other than Indebtedness the non-payment of which would not result in an Event of Default under Section 8.01(e)), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case of this Section 6.04, where the failure to do so, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain, in full force and effect its legal existence, legal structure, legal name and good standing under the Laws of the jurisdiction of its incorporation or organization, except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses, approvals and franchises in each case which are necessary or desirable in the normal conduct of its business, except in a transaction permitted by Sections 7.04 and 7.05; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, except, in each case of this Section 6.05 (other than clause (a) above with respect to the Loan Parties), where the failure to do so, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, ordinary wear and tear and Casualty and Condemnation excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance; Certain Proceeds. Maintain with financially sound and reputable insurance companies, insurance (including liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where Borrower or such Restricted Subsidiary operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Collateral Documents) or with self-insurance programs in the ordinary course of business that are customary for companies in similar businesses and of similar size in localities where Borrower or such Restricted Subsidiary operates. The Administrative Agent shall be an additional insured or loss payee with respect to any such insurance providing coverage in respect of any Collateral, and the Borrower or the insurance company will give the Administrative Agent thirty (30) days (or ten (10) days in the case of non-payment of premiums) prior written notice before any such policy or policies shall be canceled or altered in a manner that causes such policies to cease to comply with this Section 6.07.

6.08 Compliance with Laws.

(a) Except to the extent the failure to do so has not had or would not reasonably be expected to have a Material Adverse Effect, (i) comply with all Laws (including Titles XVIII and XIX of the Social Security Act, Medicare Regulations and Medicaid Regulations) and all restrictions and requirements imposed by any Governmental Authority and take all reasonable action to cause each Contract Provider to comply with all Laws, including all laws, rules and regulations of Governmental Authorities pertaining to the licensing and conduct of professionals and other health care providers; (ii) obtain and maintain, and take all reasonable action to cause each Contract Provider to obtain and maintain, all licenses, permits, certifications, registrations and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated (including professional licenses, certificates or determinations of need, Medicare Provider Agreements and Medicaid Provider Agreements); (iii) ensure, and take all reasonable action to cause each Contract Provider to ensure, that coding and billing policies, arrangements, protocols and instructions will comply with all Laws and all reimbursement requirements under Medicare and Medicaid and of other Payors and will be administered by properly trained personnel; (iv) ensure that medical director compensation arrangements and other arrangements with referring physicians will comply with all Laws including applicable state and federal self-referral and antikickback laws, including 42 U.S.C. Section 1320a-7b(1)-(b)(2), 42 U.S.C. Section 1395nn; and (v) implement, and take all reasonable action to cause each Contract Provider to implement, policies that are consistent with the regulations implementing the requirements of HIPAA and the HITECH Act on or before the date on which such regulations become applicable to such Person.

(b) The Borrower covenants that it will not, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any country, region or territory, that, at the time of such funding, is the subject of Sanctions, except to the extent permissible for a Person required to comply with Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any U.S. Person, financial institution or any other Person participating in the Credit Extensions, whether as Administrative Agent, Arranger, L/C Issuer, Lender or otherwise).

(c) The Borrower covenants that it will not directly or indirectly use the proceeds of any Credit Extension in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries, in all material respects, in conformity with GAAP (or applicable local standards) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries, as the case may be; and (b) maintain such books of record and account in conformity in all material respects with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower and its Restricted Subsidiaries.

6.10 Inspection Rights. No more than once per year, permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Administrative Agent and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided, further, that notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or its respective representatives or contractors)) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s Obligations under this Section 6.10) to any third party. Administrative Agent and such representatives and contractors shall comply with any safety or confidentiality rules adopted by Borrower.

6.11 Further Assurances with Respect to Additional Loan Parties.

(a) Restricted Subsidiaries That Are Not Excluded Subsidiaries. In the event that any Person becomes a direct or indirect Restricted Subsidiary of a Loan Party (other than an Excluded Subsidiary) or ceases to constitute an Excluded Subsidiary or Unrestricted Subsidiary or if any Excluded Subsidiary shall guarantee any Indebtedness of the Borrower or any other Loan Party in excess of the Threshold Amount during any fiscal quarter, promptly thereafter, and in any event on or prior to the date the next Compliance Certificate is required to be delivered pursuant to Section 6.02(b) in respect of such fiscal quarter (such date, as it may be extended by the Administrative Agent in its sole discretion, a “Quarterly Reporting Date”) (i) cause such Person to execute and deliver a Joinder Agreement and such other documents as the Administrative Agent shall reasonably request, (ii) pledge and maintain a pledge of one hundred percent (100%) of the Equity Interests of such Subsidiary (subject to no Liens, other than Permitted Liens); (it being understood that, in the event the owner of such Equity Interests is not a Loan Party, such owner shall execute a deliver a Joinder Agreement and such other documents as the Administrative Agent shall reasonably request), and (iii) deliver, and cause such Person to deliver, to the Administrative Agent documents of the types referred to in Sections 4.01(a)(iii), 4.01(a)(iv), 4.01(a)(viii), 4.01(a)(x) and 4.01(a)(ix), and, to the extent requested by the Administrative Agent, documents of the types referred to in Section 4.01(a)(xi), and favorable opinions of counsel to the Borrower and such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation executed pursuant to this Section 6.11(a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Aggregate Limit on Exclusion of Immaterial Subsidiaries. If at any time the Consolidated Total Assets as at the end of the fiscal quarter most recently then ended or Consolidated EBITDA, for the four consecutive fiscal quarters most recently then ended, in each case, attributable to all Immaterial Subsidiaries (excluding Unrestricted Subsidiaries and any Excluded Subsidiaries that constitute Excluded Subsidiaries for a reason other than being an Immaterial Subsidiary) that are not Loan Parties exceeds ten percent (10.0%) of the Consolidated Total Assets or Consolidated EBITDA, as applicable, for such period, the Borrower shall, not later than the next Quarterly Reporting Date, take the joinder actions required pursuant to Section 6.11(a) with respect to such Immaterial Subsidiaries as it shall determine are necessary to ensure that the Consolidated Total Assets or Consolidated EBITDA, as applicable, of all remaining Immaterial Subsidiaries that are not Loan Parties (excluding Unrestricted Subsidiaries and any Excluded Subsidiaries that constitute Excluded Subsidiaries for a reason other than being an Immaterial Subsidiary) does not exceed ten percent (10.0%) of the Consolidated Total Assets or Consolidated EBITDA for such period. In addition, whether or not required pursuant to this Section 6.11(b), the Borrower shall be permitted at any time join any Immaterial Subsidiary that is a Domestic Subsidiary as a Loan Party.

6.12 Further Assurances with Respect to Collateral.

(a) Generally. Execute, any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to comply with the terms of this Agreement and the other Loan Documents, including causing, (i) the Collateral to be subject to a first priority security interest in favor of the Administrative Agent (subject to the Permitted Liens) and (ii) the pledge of the Equity Interests of the Borrower and its Restricted Subsidiaries (other than Excluded Equity Interests), in each case to secure all the Obligations in accordance with the requirements of the Security Agreement, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon the Administrative Agent’s reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the validity, perfection and priority of the Liens created or intended to be created by the Loan Documents.

(b) Limitations on Collateral Actions. In no event shall (A) control agreements or similar arrangements be required with respect to any Collateral (including, without limitation, deposit or securities accounts), (B) any Loan Party be required to (1) take any action or grant or perfect any security interest in any asset located outside of the U.S. or conduct any foreign lien search, (2) execute any foreign law guarantee, security agreement, pledge agreement, mortgage, deed or charge, (3) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule with respect to any assets of any Loan Party or (4) take any action or grant or perfect any security interest (including entering into any mortgage or deed of trust) with respect to any Real Property Assets or any other Excluded Property (as defined in the Security Agreement), (C) any Loan Party be required to seek any landlord lien, mortgagee or third party waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement or (D) any Loan Party be required to send notices to insurers, account debtors or other contractual third parties.

6.13 Post-Closing Actions. The Borrower agrees that it will, or will cause relevant Loan Parties to, complete each of the actions described on Schedule 6.13 as soon as commercially reasonable and by no later than the date set forth in Schedule 6.13 with respect to such action or such later date as the Administrative Agent may reasonably agree. To the extent any Loan Document requires delivery of any document or completion of an action, in each case that is described in Schedule 6.13, prior to the date specified in Schedule 6.13, such delivery may be made or such action may be taken at any time prior to that specified in Schedule 6.13. To the extent any representation and warranty would not be true or any provision of any covenant would be breached because the actions required by this Section 6.13 are not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct with respect to such action, or the respective covenant complied with, only at the time the respective action is taken (or was required to be taken) in accordance with this Section 6.13.

6.14 Use of Proceeds. Use the proceeds of the Loans solely for the purposes set forth in Section 5.19.

6.15 Environmental.

(a) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition that has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 5.13 to be untrue in any material respect, furnish or cause to be furnished to the Administrative Agent, at the Borrower’s expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where required by applicable Laws, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of Hazardous Materials on the applicable Subject Property and as to the compliance by the Borrower and its Subsidiaries with Environmental Laws at such Subject Property; provided that if Borrower is in the process of working with a Governmental Authority to address such event or condition, Borrower shall provide Administrative Agent with copies of all assessments, reports and other materials being provided to such Governmental Authority in lieu of the environmental assessments required above.

(b) Conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Subject Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Subject Properties to the extent any failure could have a Material Adverse Effect.

6.16 Designation of Subsidiaries. The Borrower may at any time after the Closing Date by notice from a Responsible Officer of the Borrower to the Administrative Agent designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and immediately after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the covenants set forth in Section 7.18, determined on a pro forma basis as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered under Section 6.01(a) or (b), as applicable, as if such designation had occurred on the last day of such fiscal quarter of the Borrower and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance and (iii) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein (including the fair market value of the assets of such Subsidiary at the time of designation). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary. Notwithstanding anything herein to the contrary, in no event shall (i) the Borrower designate any Subsidiary as an Unrestricted Subsidiary if such Subsidiary owns any Material Intellectual Property or (ii) any Unrestricted Subsidiary own any Material Intellectual Property. As of the Closing Date, no Subsidiary has been designated as an Unrestricted Subsidiary.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations and obligations and liabilities under Secured Cash Management Service Agreements and Secured Swap Contracts) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized in at least the Minimum Collateral Amount), the Borrower shall not, directly or indirectly, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur or assume any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (with such Liens described below being referred to herein as “Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not broadened, (ii) the direct or any contingent obligor with respect thereto is not changed, and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(k);

(c) Liens for taxes, fees, assessments or other governmental charges (other than Liens imposed under ERISA) that are not yet due or which are not delinquent or remain payable without penalty, or to the extent non-payment thereof is permitted by Section 6.04;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business that are not delinquent for more than 60 days or which are being contested in good faith and by appropriate actions or proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP;

(e) pledges or deposits made by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance (including payment) of bids, trade contracts, licenses and leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property of the Borrower or any of its Restricted Subsidiaries which, in the aggregate, or do not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries;

(h) Liens securing judgments for the payment of money (or appeal or surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(d), Section 7.03(g), Section 7.03(u) (so long as such Liens do not at any time encumber any property other than property of the Person acquired in the applicable Permitted Acquisition or Investment transaction at the time of such transaction) and Section 7.03(w), and any Permitted Refinancing or Specified Refinancing Indebtedness, as applicable, in respect thereof; provided that (i) to the extent such Liens are on the Collateral on a pari passu or junior basis to the Liens on the Collateral securing the Obligations, such Liens shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and (ii) in the case of any Permitted Refinancing or Specified Refinancing Indebtedness, as applicable, such Liens are limited to the same constituting Collateral to the same extent as the Indebtedness being refinanced;

(j) Liens arising from precautionary UCC financing statement filings with respect to operating leases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(k) customary rights of lien and setoff with respect to deposits with banks or other depository institutions and with respect to securities and cash held by brokers and dealers;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(m) landlords’ liens on premises leased by the Borrower or a Restricted Subsidiary in the ordinary course of business;

(n) Liens arising from any conditional sale or other title retention agreement arising in the ordinary course of business;

(o) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in respect of any Investment by the Borrower or any Restricted Subsidiary permitted hereunder;

(p) any interest or title of a lessor or secured by a lessor’s interest under any lease;

(q) (x) pledges or deposits made by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure financing of insurance premiums and (y) Liens on any insurance policy of the Borrower or any Restricted Subsidiary and the identifiable cash proceeds thereof in favor of the issuer of such policy and securing Indebtedness permitted to finance the premiums of such policies;

(r) licensing (including sublicensing) of intellectual property in the ordinary course of business;

(s) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(t) Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses;

(u) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary

(v) Liens arising on any real property as a result of any eminent domain, condemnation or similar proceeding being commenced with respect to such real property;

(w) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

(x) Liens securing Indebtedness permitted under Section 7.03(r); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) such Liens attach to such property concurrently with or within 270 days after the acquisition thereof;

(y) other Liens securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of $120,000,000 and 25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the four quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b); and

(z) Liens on assets of Excluded Subsidiaries securing Indebtedness of such Excluded Subsidiaries permitted pursuant to Section 7.03.

Notwithstanding the foregoing, the Borrower shall not, directly or indirectly, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien pursuant to clauses (i), (x) or (y) of this Section 7.01 securing Indebtedness of the type described in clause (a) of the definition thereof upon any of the Real Property Assets of any Loan Party with an individual fair market value in excess of $1,000,000 (other than Liens in favor of the Administrative Agent securing the Obligations).

For purposes of determining compliance with this Section 7.01, (A) Liens need not be incurred solely by reference to one category of Liens permitted by this Section 7.01 but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted by this Section 7.01, the Borrower may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this provision and (C) in the event that a portion of Indebtedness or other obligations secured by a Lien could be classified as secured in part pursuant to Section 7.01(i) above (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to Section 7.01(i) above and thereafter the remainder of the Indebtedness or other obligations as having been secured pursuant to one or more of the other clauses of this Section 7.01 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then the Borrower may reclassify it at such time. In addition, when calculating a combination of fixed amounts and amounts permitted under incurrence-based tests in concurrent transactions, a single transaction or a series of related transactions, any incurrence-based tests shall be calculated without giving effect to the utilization of such fixed amounts; provided that Liens under the Loan Documents shall always be classified as incurred under Section 7.01(a).

7.02 Investments. Make any Investments in any Person, except:

(a) Investments held in the form of cash or Cash Equivalents;

(b) Investments made prior to the Closing Date, and to the extent any individual investment exceeds $5,000,000, as set forth in Schedule 7.02;

(c) advances to directors, officers, employees and consultants of the Borrower or any other Subsidiary for payroll, travel and to cover similar matters, each of which is expected at the time of such advance to be treated as an expense for accounting purposes and that are made in the ordinary course of business and loans to directors, officers, employees and consultants of the Borrower or any Subsidiary Guarantor in the ordinary course of business as presently conducted, such advances and loans in an aggregate principal amount not to exceed $5,000,000 in the aggregate at any one time outstanding; provided, however that any such advances or loans to directors or executive officers shall only be permitted to the extent allowable under Sarbanes-Oxley;

(d) Investments in any Wholly-Owned Subsidiary that is a Domestic Subsidiary;

(e) Investments consisting of promissory notes issued by officers, directors and employees of the Borrower or any Restricted Subsidiary as consideration for the purchase of Equity Interests of the Borrower;

(f) Investments (other than Investments in an Unrestricted Subsidiary), in an aggregate amount not to exceed, when combined with the aggregate amount of Restricted Payments made pursuant to Section 7.06(d) and the aggregate amount of prepayments of any Junior Financing pursuant to Section 7.13(i), $100,000,000 in any fiscal year (provided that any unused portion may be carried forward to the immediately succeeding fiscal year);

(g) Investments that constitute Permitted Acquisitions (including Investments in Foreign Subsidiaries for the purpose of effecting a Permitted Acquisition);

(h) Investments in Swap Contracts permitted under Section 7.03(d);

(i) Guarantees permitted by Section 7.03;

(j) Investments made as a result of the receipt of non-cash consideration from a Disposition that was made pursuant to and in compliance with this Agreement;

(k) Extensions of credit to customers in the ordinary course of business;

(l) Investments by any Excluded Subsidiary in the Borrower or any Restricted Subsidiary; provided that if Investments in the form of debt owed by a Loan Party to a non-Loan Party shall exceed, in the aggregate at any time outstanding, $5,000,000, then any such Indebtedness incurred under this clause (l) in excess of such amount shall be evidenced by a subordinated intercompany note substantially in the form of Exhibit F hereto or otherwise subordinated to the Obligations pursuant to a subordination agreement reasonably satisfactory to the Administrative Agent;

(m) Investments in an amount not to exceed in the aggregate at any time outstanding, the greater of $170,000,000 and 35% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the four quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

(n) Investments to the extent (o) funded with the Net Cash Proceeds of any Equity Issuance by the Borrower so long as such Net Cash Proceeds are used to fund such Investment within 180 days of the receipt of such Net Cash Proceeds by the Borrower or any Subsidiary to the extent such Net Cash Proceeds are not otherwise applied or (4) the consideration paid is in the form of Equity Interests issued to the seller or any of its affiliates;

(p) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments (including equity interests) received (i) in connection with the bankruptcy workout, recapitalization or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with or judgments against, customers and suppliers arising in the ordinary course of business, (ii) upon the foreclosure with respect to any secured Investment, (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes or (iv) in settlement of debts created in the ordinary course of business;

(q) Investments in the form of milestone or other upfront payments made in the ordinary course in connection with the right to receive royalty or other recurring payments;;

(r) Investments made in the ordinary course of business into suppliers or customers of the Borrower or any Subsidiary;

(s) [reserved];

(s) additional Investments; provided that after giving pro forma effect to such Investments (x) the Consolidated Total Net Leverage Ratio does not exceed 4.00 to 1.00, (y) the Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.18 after giving effect to such Investment and (z) no Event of Default under Sections 8.01(a) or 8.01(f) shall exist;

(t) Investments in Excluded Subsidiaries (other than Unrestricted Subsidiaries), in an amount not to exceed the greater of $565.0 million and 12.5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries in the aggregate at any time outstanding; and

(u) Investments by any Foreign Subsidiary in any other Foreign Subsidiary.

Notwithstanding the foregoing, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any Investment in an Unrestricted Subsidiary in the form of a transfer of Material Intellectual Property or an Acquisition of a Person that holds Material Intellectual Property as an Unrestricted Subsidiary.

7.03 Indebtedness. Create, incur or assume any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness listed on Schedule 7.03 that is outstanding on the Closing Date;

(c) Guarantees of the Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of the Borrower or any of its Restricted Subsidiaries otherwise permitted hereunder; provided that (i) Loan Parties may (A) issue Guarantees under this clause only in respect of Indebtedness of other Loan Parties and (B) issue Guarantees of Indebtedness of Excluded Subsidiaries to the extent the Investment resulting therefrom is permitted by Section 7.02 (other than Section 7.02(i)), (ii) Excluded Subsidiaries may issue Guarantees of Indebtedness of other Restricted Subsidiaries so long as such Indebtedness is otherwise permitted hereunder and (iii) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination terms with respect to such Indebtedness;

(d) obligations (contingent or otherwise) existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation;

(e) intercompany Indebtedness constituting an Investment that is permitted under Section 7.02;

(f) unsecured Indebtedness of any Loan Party (“Permitted Unsecured Ratio Debt”); provided that (i) after giving effect to such Indebtedness, the Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.18, (ii) the scheduled maturity date of such Indebtedness is no earlier than 91 days after the Latest Maturity Date and the weighted average life to maturity of such Indebtedness shall not be shorter than that of the Term Facility, (iii) and such Indebtedness does not contain any provisions providing for a holder put right or mandatory repurchase obligation of any Loan Party prior to such date (other than customary asset sale (including casualty and condemnation event provisions) and change of control repurchase obligations, in each case, as determined by the Borrower in good faith), (iv) no Default has occurred and is continuing or would result therefrom and (v) if such Indebtedness is incurred by a Restricted Subsidiary that is not a Loan Party, such Indebtedness shall not exceed the Non-Guarantor Debt Cap;

(g) Indebtedness secured by a Lien on the Collateral that is pari passu or junior to the Liens on the Collateral securing the Obligations (“Permitted Secured Ratio Debt”), so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.18 after giving effect to such transaction and (iii) the Consolidated Senior Secured Net Leverage Ratio of the Borrower and its Restricted Subsidiaries on a Pro Forma Basis, either does not exceed the Consolidated Senior Secured Net Leverage Incurrence Ratio; provided that (A) the scheduled maturity date of such Indebtedness is no earlier than the Latest Maturity Date and the weighted average life to maturity of such Indebtedness shall not be shorter than that of the Term Facility (or in the case of Indebtedness secured by a Lien on the Collateral that is junior to the Liens on the Collateral securing the Obligations, the scheduled maturity date of such Indebtedness is no earlier than 91 days after the Latest Maturity Date and the weighted average life to maturity of such Indebtedness shall be at least three (3) months longer than that of the Term Facility), (B) such Indebtedness shall have terms and conditions (excluding pricing, rate floors, fees, original issue discount, optional prepayment or redemption terms, the amortization schedule (subject to clause (A) above), and as otherwise expressly permitted pursuant to this clause (g)) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) (other than (x) covenants or any other provisions applicable to periods only after the Maturity Date or (y) to the extent such more favorable terms are added for the benefit of the Lenders of the Term Loans as of the Closing Date; provided that the Borrower and the Administrative Agent shall be permitted to amend the terms of this Agreement and the other Loan Documents to provide for terms more favorable to the Lenders, without the consent of any Lender or any other Person), (C) such Indebtedness may not provide for any mandatory repayments or prepayments except to the extent required to be applied at least on a pro rata basis to repayments or prepayments of the principal amount of Term Loans hereunder (provided that any such Indebtedness that is a term loan B term facility may provide for an excess cash flow mandatory prepayment on then-current market terms that is not shared with the Term Loans), (D) such Indebtedness shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent, and (E) if such Indebtedness is incurred by a Restricted Subsidiary that is not a Loan Party, such Indebtedness shall not the exceed Non-Guarantor Debt Cap;

(h) [reserved];

(i) Indebtedness arising from any agreement entered into by the Borrower or any Restricted Subsidiary providing for customary indemnification, purchase price adjustment, contingent consideration or similar obligations, in each case, incurred or assumed in connection with an Acquisition, Investment or Disposition permitted hereunder

(j) any Permitted Refinancing with respect to refinancing of any Indebtedness incurred pursuant to clause (b) above or clauses (r), (u) or (v) below (which shall be deemed to utilize any corresponding basket amount in such clause);

(k) Indebtedness representing a refinancing, refunding, renewal or extension of Indebtedness originally incurred as Permitted Unsecured Ratio Debt, Permitted Secured Ratio Debt or Incremental Equivalent Debt (“Specified Refinancing Indebtedness”); provided, that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension in excess of the outstanding principal amount (or accreted value) of the Indebtedness being refinanced (except in an amount not to exceed the accrued interest, premiums (including tender premiums), and make-whole amounts applicable to the Indebtedness being refinanced, as well as all fees, costs, original issue discount and other expenses incurred in connection with such refinancing, refunding, renewal or extension), (ii) the terms and conditions (excluding pricing, rate floors, fees, original issue discount, optional prepayment or redemption terms and the amortization schedule (subject to clause (iii) below)) taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders (as determined in good faith by the Borrower) than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of any Term Loans or Revolving Credit Commitments existing at the time of incurrence of such Indebtedness or (y) to the extent such more favorable terms are added for the benefit of the Lenders of the Term Loans as of the Closing Date; provided that the Borrower and the Administrative Agent shall be permitted to amend the terms of this Agreement and the other Loan Documents to provide for terms more favorable to the Lenders, without the consent of any Lender or any other Person) and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness shall be consistent with market conditions at the time such refinancing, refunding, renewal or extension is consummated (as determined in good faith by the Borrower), and (iii) the scheduled maturity date of such Indebtedness is no earlier than the later of (x) Latest Maturity Date and (y) the maturity date of the Indebtedness being refinanced and the weighted average life to maturity of such Indebtedness shall not be shorter than that of the Term Facility (or in the case of Indebtedness secured by a Lien on the Collateral that is junior to the Liens on the Collateral securing the Obligations, the scheduled maturity date of such Indebtedness is no earlier than the later of (x) 91 days after the Latest Maturity Date and (y) the maturity date of the Indebtedness being refinanced and the weighted average life to maturity of such Indebtedness shall be at least three (3) months longer than that of the Term Facility);

(l) Indebtedness of Excluded Subsidiaries in an aggregate principal amount not to exceed the Non-Guarantor Debt Cap;

(m) obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business) in respect of bids, tenders, trade contracts, governmental contracts and leases, construction contracts, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

(n) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy;

(o) Indebtedness under or in respect of Cash Management Services Agreements entered into in the ordinary course of business;

(p) Indebtedness representing deferred compensation, severance, pension and health and welfare retirement benefits or the equivalent to current or former officers, directors, managers, employees, members of management and consultants of the Borrower and the Subsidiaries incurred in the ordinary course of business;

(q) Indebtedness arising in connection with judgments against Borrower or its Subsidiaries to the extent such judgment is not an Event of Default hereunder;

(r) purchase money Indebtedness (including obligations in respect of Capitalized Leases or Off-Balance Sheet Obligations) incurred to finance the purchase of fixed personal property assets and real property assets, and in each case, renewals, refinancings and extensions thereof, provided that (i) the aggregate outstanding principal amount of all such Indebtedness incurred pursuant to this clause (r) shall not exceed an amount equal to the greater of $90,000,000 and 2% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as at the end of the four quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), in each case determined at the time of incurrence and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;

(s) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business or arising from the honoring by a bank or other financial institution of a check, draft or similar instrument; provided, however, that such Indebtedness is extinguished within ten days of incurrence;

(t) Indebtedness incurred for the repurchase of Equity Interests held in the Borrower from directors, officers and employees of the Borrower or any Restricted Subsidiary, or their respective spouse, heirs, or estate planning vehicles, family trusts or comparable entities or persons, upon the death, disability or termination of employment by the Borrower or such Restricted Subsidiary of such director, officer or employee; provided that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $1,500,000 at any one time outstanding;

(u) so long as the Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.18 after giving effect to such transaction, Indebtedness of Persons (other than Unrestricted Subsidiaries, which shall not be guaranteed or assumed by the Borrower or any Restricted Subsidiary in reliance on this clause (u)) acquired in Permitted Acquisitions or Investments permitted hereunder (the “Acquired Indebtedness”), provided that (A) such Acquired Indebtedness shall exist prior to the applicable Permitted Acquisition and shall not have been incurred in anticipation of the applicable Permitted Acquisition and (B) to the extent such Indebtedness is incurred by a Restricted Subsidiary that does not become a Loan Party on or prior to the date that is the Quarterly Reporting Date for the fiscal quarter in which such Permitted Acquisition or Investment was consummated (or such later date as the Administrative Agent may agree in its sole discretion), such Indebtedness shall not exceed Non-Guarantor Debt Cap;

(v) other Indebtedness of the Borrower or any of its Restricted Subsidiaries, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of (i) $120,000,000 and (ii) 25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the four quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), in each case determined at the time of incurrence; and

(w) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrower to the extent that the Borrower shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.16 (“Incremental Equivalent Debt”); provided that (A) upon the effectiveness of such Indebtedness, no Default or Event of Default has occurred and is continuing or shall result therefrom, (B) the scheduled maturity date of such Indebtedness is no earlier than the Latest Maturity Date and the weighted average life to maturity of such Indebtedness shall not be shorter than that of the Term Facility (or in the case of Indebtedness secured by a Lien on the Collateral that is junior to the Liens on the Collateral securing the Obligations, the scheduled maturity date of such Indebtedness is no earlier than 91 days after the Latest Maturity Date and the weighted average life to maturity of such Indebtedness shall be at least three (3) months longer than that of the Term Facility); provided that the foregoing requirements of this clause (B) shall not apply to any Qualifying Bridge Facility, (C) no Incremental Equivalent Debt shall be guaranteed by entities other than Subsidiary Guarantors and no Incremental Equivalent Debt that is secured shall be secured by any assets other than Collateral, (D)(x) the terms and conditions (excluding pricing, rate floors, fees, original issue discount, optional prepayment or redemption terms, the amortization schedule (subject to clause (B) above), and as otherwise expressly permitted pursuant to this clause (w)) shall be substantially identical to, or (taken as a whole) not materially more favorable to the lenders providing such Incremental Equivalent Debt than those applicable to the Term Facility (as determined by the Borrower in good faith) or (y) such other terms that are reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (it being understood that the terms or conditions set forth therein that are more restrictive than the terms and conditions set forth in this Agreement shall be deemed to be reasonably satisfactory to the Administrative Agent if the Lenders of the Term Loans as of the Closing Date receive the benefit of such terms or conditions, which, notwithstanding anything to the contrary in Section 10.01, may be implemented pursuant to an amendment executed by the Administrative Agent and the Borrower), (E) such Indebtedness shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent and (F) such Incremental Equivalent Debt may not provide for any mandatory repayments or prepayments except to the extent required to be applied at least on a pro rata basis to repayments or prepayments of the principal amount of Term Loans hereunder (provided that any such Incremental Equivalent Debt that is a term loan B term facility may provide for an excess cash flow mandatory prepayment on then-current market terms that is not shared with the Term Loans).

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (b) through (w) above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof in a manner that complies with this Section 7.03 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and, in each case, any Permitted Refinancing thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a). In the event that a portion of Indebtedness or other obligations could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Indebtedness or other obligations as having been incurred pursuant to one or more of the other clauses of this Section 7.03 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then the Borrower may reclassify it at such time. In addition, when calculating a combination of fixed amounts and amounts permitted under incurrence-based tests in concurrent transactions, a single transaction or a series of related transactions, any incurrence-based tests shall be calculated without giving effect to the utilization of such fixed amounts.

7.04 Fundamental Changes. Merge, dissolve, liquidate or consolidate with or into another Person, except that (a) so long as no Default exists or would result therefrom, (i) the Borrower may merge or consolidate with any Restricted Subsidiary, provided that the Borrower shall be the continuing or surviving Person, and (ii) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary, provided that if a Guarantor is a party thereto, then either the Guarantor shall be the continuing or surviving Person or the continuing or surviving person shall become a Guarantor upon the consummation of such transaction, (b) the Borrower or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition or other Investment permitted pursuant to Section 7.02; provided that if the Borrower is a party thereto, then the Borrower shall be the continuing or surviving Person and (c) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

7.05 Dispositions. Make any Disposition (other than any Casualty or Condemnation), except:

(a) Dispositions of surplus, obsolete, used or worn out property, whether now owned or hereafter acquired, that, in the reasonable judgment of the Borrower, is no longer used or useful in its business (or in the business of any of its Restricted Subsidiaries) or is otherwise economically impracticable to maintain;

(b) Dispositions of inventory or equipment in the ordinary course of business;

(c) Dispositions of real property to the extent that (d) such property is exchanged for credit against the purchase price of similar replacement property or (5) the proceeds of such Disposition are promptly applied to the purchase price of similar replacement property;

(e) Dispositions of property (i) by the Borrower or a Restricted Subsidiary of the Borrower to the Borrower or a Subsidiary Guarantor and (ii) by an Excluded Subsidiary to the Borrower or another Restricted Subsidiary;

(f) Dispositions that constitute Investments permitted by Section 7.02 or Restricted Payments permitted by Section 7.06 and Dispositions made in connection with transactions permitted by Section 7.04;

(g) other Dispositions (including charitable donations) for fair market value (other than charitable donations made pursuant thereto) , as determined by the Borrower in good faith, as long as the aggregate proceeds of all such Dispositions made pursuant to this clause (f) by the Borrower and its Restricted Subsidiaries during the term of this Agreement does not exceed, in the aggregate, an amount equal to the greater of (x) $36,000,000 and (y) 7.5% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the four quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b) as of the date of such Disposition;

(h) licensing (including sublicensing) of intellectual property in the ordinary course of business other than on an exclusive basis to an Unrestricted Subsidiary;

(i) the lease or sublease of real property in the ordinary course of business;

(j) exchanges of Cash Equivalents for other Cash Equivalents or any Disposition of cash or Cash Equivalents;

(k) assignments of contract rights in the ordinary course of business;

(l) the write-off, discount, sale or Disposition of defaulted or past due receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction, except to the extent otherwise permitted hereunder;

(m) abandon, allow to lapse, or fail to maintain intellectual property that is not material to the business; and

(n) Dispositions for fair market value (as determined by the Borrower in good faith); provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) with respect to any Disposition pursuant to this clause (m) for a purchase price in excess of $10,000,000, at least 75.0% of the consideration for such Disposition shall consist of cash and Cash Equivalents (provided that for purposes of the 75.0% consideration requirement, (x) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations, that are owed to the Borrower or a Restricted Subsidiary or that are secured by the assets disposed of) of the Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and its Restricted Subsidiaries shall have been validly released by all applicable creditors, (y) any Equity Interests received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such person into Cash Equivalents within 180 days following the closing of the applicable sale or disposition and (z) any Designated Non-Cash Consideration received in respect of such sale or disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) not to exceed the greater of $24,000,000 million and 5.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the four quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), in each case, shall be deemed to be Cash Equivalents) and (iii) the Borrower complies with the applicable provisions of Section 2.05.

Notwithstanding the foregoing, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any Disposition of Material Intellectual Property to an Unrestricted Subsidiary (other than licensing of such Intellectual Property on a non-exclusive basis).

7.06 Restricted Payments. Declare or make any Restricted Payment, except that:

(a) the Borrower or any of its Restricted Subsidiaries may declare and pay dividends and distributions payable solely in Qualified Equity Interests of the Borrower or such Restricted Subsidiary;

(b) any Restricted Subsidiary of the Borrower may declare and pay dividends (c) to the Borrower or any Restricted Subsidiary of the Borrower or (6) on a pro rata basis to its equity holders;

(d) the Borrower may make payments to employees in the ordinary course of business related to equity-based compensation issued to employees;

(e) so long as no Event of Default shall exist, the Borrower may at any time, and from time to time after the Closing Date, make Restricted Payments in an aggregate amount not to exceed, when combined with the aggregate amount of Investments made pursuant to Section 7.02(f) and the aggregate amount of prepayments of any Junior Financing pursuant to Section 7.13(i), $100,000,000 in any fiscal year (provided that any unused portion may be carried forward to the immediately succeeding fiscal year);

(f) the Borrower may at any time, and from time to time after the Closing Date, make Restricted Payments, so long as (i) the Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.18 after giving effect to such Restricted Payment, (ii) after giving effect thereto on a Pro Forma Basis as of the date of such Restricted Payment, the Borrower’s Consolidated Total Net Leverage Ratio is less than 3.50 to 1.00 and (iii) no Event of Default shall exist before or after giving effect to such Restricted Payment;

(g) the Borrower may repurchase or refinance its outstanding Equity Interests out of the proceeds of a substantially concurrent issue of, or an exchange for, Qualified Equity Interests so long as immediately before and after giving effect thereto, the Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.18;

(h) the Borrower and any Restricted Subsidiary may make Restricted Payments to redeem or repurchase the Equity Interests held by any minority shareholder in any joint venture or Subsidiary that is not wholly-owned directly or indirectly by Company; provided that such Restricted Payment shall constitute an Investment otherwise permitted pursuant to Section 7.02;

(h) the Borrower or any Subsidiary may make cash payments in lieu of issuing fractional shares in connection with any exercise of stock options or warrants otherwise permitted hereunder;

(i) to the extent constituting a Restricted Payment, the Borrower or any Restricted Subsidiary may make scheduled payments of deferred purchase price, working capital adjustments or other similar payments pursuant to any Acquisition consummated on or prior to the Closing Date or other Acquisition consummated in accordance with the terms hereof;

(j) the Borrower may repurchase Equity Interests held in the Borrower from directors, officers and employees of the Borrower or any Restricted Subsidiary, or their respective spouse, heirs, or estate planning vehicles, family trusts or comparable entities or persons, upon the death, disability or termination of employment by the Borrower or any Restricted Subsidiary of such director, officer or employee; provided that (i) no Event of Default shall have occurred and be continuing at the time of such payment; (ii) after giving effect to such payment on a Pro Forma Basis the Loan Parties would be in compliance with the financial covenants set forth in Section 7.18; and (iii) the aggregate amount of payments made by the Borrower for such repurchases (including payments of principal on any promissory note issued in connection with such repurchases) shall not exceed $15,000,000 in any fiscal year or $30,000,000 in the aggregate.

7.07 [Reserved].

7.08 Change in Nature of Business. Make any material change in the nature of its business as carried on at the Closing Date; provided that the Borrower and its Restricted Subsidiaries may engage in activities ancillary, related or complementary to the business currently carried on at the Closing Date.

7.09 Transactions with Affiliates. Engage in any transaction or series of transactions with Affiliates (other than the Borrower and its Restricted Subsidiaries or any person that becomes a Restricted Subsidiary as a result of such transaction), involving aggregate consideration in excess of $25,000,000 unless such transaction is (i) otherwise permitted (or required) under this Agreement, including, without limitation, any equity issuances by the Borrower and transactions permitted by Sections 7.02, 7.04, 7.05 and 7.06, or (ii) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that this Section 7.09 shall not restrict (i) customary indemnities of officers and directors consistent with Law, payment of reasonable fees to directors and the customary issuance of directors’ shares, (ii) [reserved], (iii) any issuance of securities, or other payments, awards or grants in cash or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Borrower, (iv) transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business, (v) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that (x) such transaction is on terms that are substantially no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (y) such transaction is fair to the Borrower or such Restricted Subsidiary, as applicable, from a financial point of view, (vi) transactions between the Borrower or any of its Restricted Subsidiaries and any person, a director of which is also a director of the Borrower; provided, however, that (A) such director abstains from voting as a director of the Borrower on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity, (vii) intercompany transactions undertaken in good faith for the purpose of improving the consolidated Tax efficiency of the Borrower and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein, and (viii) transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business.

7.10 Limitations on Restricted Actions. Enter into or create or otherwise cause to exist (other than by Law) or become effective any agreement or arrangement that limits the ability (i) of any Restricted Subsidiary of the Borrower to make Restricted Payments to any Loan Party, (ii) of the Borrower or any of its Restricted Subsidiaries to act as a guarantor and pledge its assets pursuant to the Loan Documents or (iii) of any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that the foregoing clauses (i) through (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Liens permitted under Section 7.01 (but such negative pledge must be limited to the asset that is the subject of such Permitted Lien) and in favor of any holder of Indebtedness permitted under Section 7.03(g) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (B) restrictions incurred or assumed in connection with an Acquisition, (C) non-assignment provisions in licenses, sublicenses, leases, subleases and other contracts or agreements entered into in the ordinary course of business, (D) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05 pending the consummation of such sale, (E) contractual obligations in agreements relating to Indebtedness of an Excluded Subsidiary that do not apply to any Loan Party (other than to the Equity Interests of such Excluded Subsidiary), (F) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture and its equity, and (G) agreements to which any Unrestricted Subsidiary is a party applicable solely to such Unrestricted Subsidiary and its equity.

7.11 Sale-Leasebacks; Off-Balance Sheet Obligation. Enter into any Sale and Leaseback Transaction or Off-Balance Sheet Obligation unless any Indebtedness resulting from such Sale and Leaseback Transaction or Off-Balance Sheet Obligation is otherwise permitted pursuant to Section 7.03.

7.12 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of the provisions of Regulation U issued by the FRB.

7.13 Prepayments of Junior Financing. Make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of (x) Indebtedness in excess of the Threshold Amount that is secured on a contractually junior basis to the Liens securing the Term Loans, (y) any Indebtedness in excess of the Threshold Amount that is contractually subordinated in right of payments to the Obligations or (z) any Indebtedness in excess of the Threshold Amount that is unsecured ((x), (y) and (z) collectively, “Junior Financing”) (it being understood that (A) payments of regularly scheduled principal and interest, (B) customary “AHYDO catchup” payments and (C) payments or notices with respect to mandatory redemption, prepayment or offer to purchase or redeem provisions, in each case, shall be permitted), except (i) so long as no Event of Default has occurred and is continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed, when combined with the aggregate amount of Investments made pursuant to Section 7.02(f) and Restricted Payments pursuant to Section 7.06(d), $100,000,000 in any fiscal year (provided that any unused portion may be carried forward to the immediately succeeding fiscal year), (7) so long as no Event of Default has occurred and is continuing or would result therefrom, prepayments, redemptions, or purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 4.00 to 1.00, (iii) the refinancing thereof with the Net Proceeds of any Indebtedness permitted by Section 7.03(k), (iv) the purchase, payment, prepayment or redemption of any other Junior Financing (including any fees, expenses or charges related to such purchase, payment, prepayment or redemption of a Junior Financing) with the Net Cash Proceeds of any Equity Issuance so long as such Net Cash Proceeds are used to make such purchase, payment, prepayment or redemption (including any related fees, expenses or charges) within 120 days of the receipt of such Net Cash Proceeds by the Borrower or any Subsidiary to the extent such Net Cash Proceeds are not otherwise applied and (v) the redemption of the Existing Notes on the Closing Date.

7.14 [Reserved].

7.15 Amendments To Documentation Governing Junior Financings. Amend or modify the documentation governing any Junior Financing if such amendment or modification would add or change any terms in a manner that, taken as a whole, is materially adverse to the Lenders; provided, that in the case of any Junior Financing constituting unsecured Indebtedness, such amendment or modification shall in any event be permitted so long as, as so amended or modified, such unsecured Indebtedness would at such time be permitted to be incurred as a new incurrence of Indebtedness pursuant to Section 7.03).

7.16 Fiscal Year; Organization Documents.

(a) Change its fiscal year unless such change is not adverse in any respect to the Lenders.

(b) Amend, modify or change its Organization Documents in a manner adverse to the Lenders in any material respect.

7.17 [Reserved].

7.18 Financial Covenants.

(a) Maximum Consolidated Total Net Leverage Ratio. Permit the Consolidated Total Net Leverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of any consecutive four fiscal quarter period ending on the dates identified below to be greater than the ratio set forth below opposite such date:

Four Fiscal Quarters Ending	Maximum Consolidated Total Net Leverage Ratio
First fiscal quarter ending after the Closing Date through December 31, 2021	5.00 to 1.00
March 31, 2022 through September 30, 2022	4.75 to 1.00
December 31, 2022 and the last day of each fiscal quarter thereafter	4.50 to 1.00

Notwithstanding the foregoing, at the election of the Borrower, up to three times during the term of this Agreement, the maximum Consolidated Total Net Leverage Ratio set forth in the grid above may be increased to accommodate (A) a Permitted Acquisition for which the aggregate consideration payable by the Borrower or a Restricted Subsidiary is in excess of an amount equal to 5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and (B) one or more Permitted Acquisitions occurring during any period of four fiscal quarters for which the aggregate consideration payable by the

Borrower or a Restricted Subsidiary is in excess of an amount equal to 10% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, in each case, as determined by the Borrower and as designated in the Compliance Certificate or earlier notice given by the Borrower in connection with such Permitted Acquisition (including for determining any ratios, baskets, representations and warranties or test any Default or Event of Default blocker pursuant to Section 1.08); provided, however, such increase will not otherwise go into effect until the closing of such Permitted Acquisition under clause (A) or the closing of the last of the group of Permitted Acquisitions that causes clause (B) to the satisfied (the “Triggering Permitted Acquisition”)); provided, further, that (i) such increase shall only apply for a period of four fiscal quarters from and after the fiscal quarter in which such Permitted Acquisition or Triggering Permitted Acquisition was consummated (for the avoidance of doubt, in either of clauses (A) or (B) above, such four fiscal quarter period shall not be extended in connection with a subsequent Permitted Acquisition whether or not such Permitted Acquisition would cause clause (A) or (B) to be satisfied, until at least one quarter has passed in which no step-up is in effect (or such extension shall be treated as a utilization of one of the three step-ups in aggregate permitted hereunder)) and immediately upon the expiration of such four fiscal quarter period, the Consolidated Total Net Leverage Ratio shall revert to the level set forth above for the measurement period in which such step down occurs; (ii) in no event shall the maximum Consolidated Total Net Leverage Ratio after giving effect to any such step-up exceed 5.00 to 1.00; and (iii) the maximum amount that any Consolidated Total Net Leverage Ratio covenant level may step-up during any Consolidated Total Net Leverage Ratio measurement period is 0.50.

(b) Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio of the Borrower and its Restricted Subsidiaries as of the last day of any period of four consecutive fiscal quarters (commencing with the first full fiscal quarter ending after the Closing Date) to be less than 3.00 to 1.00.

7.19 Independent Covenants. All covenants contained in ARTICLE VI and ARTICLE VII of this Agreement shall be given independent effect so that if a particular action or condition is not permitted by one covenant, the fact that such action or condition would be permitted by another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) with five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any Sections 6.03(a), 6.05(a) (with respect to the Borrower), 6.14, or ARTICLE VII; or

(c) Other Defaults. The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or 8.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the first to occur of (i) the date that any Executive Officer of any Loan Party obtains actual knowledge of such breach or (ii) the date that the Administrative Agent delivers notice to Borrower or other Loan Party of such breach; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein or in any other Loan Document shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) (A) Any Loan Party fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness or Guarantee of a Loan Party (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) any default or other event (other than customary non-default mandatory prepayment events consisting of prepayment requirements associated with asset sales or casualty or condemnation events) occurs in respect of any Indebtedness or Guarantee of a Loan Party (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, the effect of which such default or other event is to cause (or permit) the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Loan Party is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Loan Party as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. The Borrower or any Loan Party constituting a Material Subsidiary (i) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors or (ii) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) [Reserved]; or

(h) Judgments. There is entered against any Loan Party a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent (x) not covered by independent third-party insurance as to which the insurer does not dispute coverage or (y) the full amount of which judgment is not reserved by the Borrower in cash), and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 45 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any of its Restricted Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would be reasonably likely to result in a Material Adverse Effect, or (ii) the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would be reasonably likely to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower, any of its Subsidiaries or any of their respective Affiliates contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document, or in the case of any Lien in relation to a material portion of collateral granted pursuant to any Collateral Document (including any Lien granted after the Closing Date in accordance with Sections 6.11 or 6.12) in favor of the Administrative Agent, such Lien ceases to have the priority required to be maintained under such Collateral Document or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect (except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non appealable judgment).

(k) Subsidiary Guaranty. The Subsidiary Guaranty given by any Subsidiary Guarantor (including any Person that becomes a Subsidiary Guarantor after the Closing Date in accordance with Section 6.11) that is a Material Subsidiary or any material provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor (including any Person that becomes a Subsidiary Guarantor after the Closing Date in accordance with Section 6.11) that is a Material Subsidiary or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s material obligations under the Subsidiary Guaranty; or

(l) Change of Control. There occurs any Change of Control.

(m) Exclusion Event. There occurs an Exclusion Event which has resulted or would be reasonably likely to result in non-compliance with any of the financial covenants set forth in Section 7.18.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, including, without limitation, all rights and remedies existing under the Collateral Documents and all rights and remedies against any Subsidiary Guarantor;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any the Borrower or any Loan Party that is a Material Subsidiary under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE III hereof and Section 2.5 of the Subsidiary Guaranty) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting expenses, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and Commitment Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under ARTICLE III hereof and Section 2.5 of the Subsidiary Guaranty), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Commitment Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, ratably (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and the L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this subclause (i) to this clause Fourth held by them and (ii) to payment of that portion of the Obligations constituting amounts owing under or in respect of Secured Swap Contracts and Secured Cash Management Services Agreements, ratably among the Swap Banks and Cash Management Banks in proportion to the respective amounts described in this subclause (ii) to this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Services Agreements and Secured Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Swap Bank, as the case may be. Each Cash Management Bank or Swap Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of ARTICLE IX for itself and its Affiliates as if a “Lender” party hereto. In addition, Excluded Swap Obligations with respect to any Subsidiary Guarantor shall not be paid with amounts received from such Subsidiary Guarantor or its assets.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Sections 9.06 and 9.10, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Swap Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this ARTICLE IX and ARTICLE X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty to disclose, and shall not be liable for the failure to disclose, any credit or other information relating to the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein; and

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower unless an Event of Default has occurred and is continuing under subsection (a) or (f) of Section 8.01 (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of Defaulting Lender, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, with the consent of the Borrower unless an Event of Default has occurred and is continuing under subsection (a) or (f) of Section 8.01 (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with notice on the Removal Effective Date.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that, as of the date it became or becomes a Lender and/or an L/C Issuer, (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Managers, Arrangers, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Swap Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Services Agreements and Secured Swap Contracts as to which the applicable Cash Management Bank or Swap Bank shall be responsible for making their own arrangements) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized in an amount equal to 103% of such L/C Obligations or other arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold, transferred or disposed of or to be sold, transferred or disposed as part of or in connection with any disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) if approved, authorized or ratified in writing in accordance with Section 10.01, (iv) that does not constitute (or ceases to constitute) and is not required to be Collateral or constitutes Excluded Property, including the designation of any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.16, and (v) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of the Subsidiary Guarantor from its Obligations otherwise in accordance with the Loan Documents (and without limitation of Section 9.04, the Administrative Agent may rely conclusively on a certificate provided to it by any Loan Party upon its reasonable request without further inquiry);

(b) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty and release the pledge of its assets, stock and indebtedness if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) becomes an Excluded Subsidiary (provided that, notwithstanding the foregoing, a Subsidiary Guarantor shall not be released from its Guarantee solely due to becoming an Excluded Subsidiary of the type described in clause (h) of the definition thereof due to a disposition of less than all of the Equity Interests of such Subsidiary Guarantor to an Affiliate of any Loan Party) (and without limitation of Section 9.04, the Administrative Agent may rely conclusively on a certificate provided to it by any Loan Party upon its reasonable request without further inquiry); and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(s);

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or any release pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, upon the Borrower’s request and at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent is further authorized to enter into any other intercreditor, subordination agreement and/or collateral trust agreement contemplated hereby with respect to Indebtedness that is expressly permitted to be secured by all or a portion of the Collateral (with such priority as may be designated by the Borrower or relevant Subsidiary) to the extent such priority is expressly permitted by the Loan Documents (any such other intercreditor, subordination or collateral trust agreement, an “Additional Agreement”), and the parties hereto acknowledge that any Additional Agreement is binding upon them. Each Lender hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Additional Agreement and hereby authorizes and instructs the Administrative Agent to enter into or any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.

9.11 Secured Cash Management Services Agreements and Secured Swap Contracts. Except as otherwise expressly set forth herein, no Cash Management Bank or Swap Bank that obtains the benefit of the provisions of Section 8.03, the Subsidiary Guaranty or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Subsidiary Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this ARTICLE IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Services Agreements and Secured Swap Contracts unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Swap Bank, as the case may be.

9.12 ERISA Representations.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement , or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender .

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such

Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) [intentionally omitted];

(b) waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be; provided, however, that the waiver of any Default or Event of Default shall in any event be effective with the consent of the Required Lenders;

(c) extend or increase (or have the effect of extending or increasing) the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default or Event of Default is not considered an extension or increase in Commitments of any Lender);

(d) postpone or delay (or have the effect of postponing or delaying) any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder (other than mandatory prepayments under clauses (i) and (ii) of Section 2.05(b), late fees and default interest) or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e) reduce or subordinate (or have the effect of reducing or subordinating) the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (other than late fees or default interest) without the written consent of each Lender or L/C Issuer entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f) change (i) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each affected Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof in any manner that adversely affects any Lender without the written consent of each affected Lender;

(g) change any provision of this Section 10.01 or the definitions of “Required Lenders”, “Required Facility Lenders”, “Required Revolving Lenders”, or “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(h) release all or substantially all of the value of the Subsidiary Guaranty, or release all or substantially all of the Collateral in any transaction or series of related transactions except as permitted by the Loan Documents without the written consent of each Lender, except to the extent the release of any Subsidiary from the Subsidiary Guaranty or the release of any Collateral is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(i) subordinate, or have the effect of subordinating, the Obligations or the Liens securing the Obligations hereunder to any other Indebtedness or other obligation, without the written consent of each affected Lender except to the extent the subordination of any Lien is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(j) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of each Lender affected thereby; and

(k) directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class without the written consent of each affected Lender; provided, however, that (x) the amendment of any affirmative or negative covenant and the waiver of any Default or Event of Default shall in any event be effective with the consent of the Required Lenders and (y) this clause (k) shall not prohibit the establishment of a term loan B term facility providing for an excess cash flow mandatory prepayment that is not shared with other Term Loans as provided in Sections 2.16 or as otherwise expressly permitted hereunder;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (iv) the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto and (v) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the principal amount owed to such Lender reduced, or the final maturity thereof extended, without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender, that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (z) no such amendment, waiver or consent shall modify the voting rights of any Defaulting Lender hereunder without the consent of each such Defaulting Lender. Upon delivery by the Borrower of each Compliance Certificate of a Responsible Officer certifying supplements to the Schedules to this Agreement pursuant to Section 6.02(b), the schedule supplements attached to each such certificate shall be incorporated into and become a part of and supplement Schedule 5.11. hereto, and the Administrative Agent may attach such schedule supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant thereto.

Notwithstanding anything to the contrary contained in this Section 10.01 or any other provision of this Agreement or any other Loan Document, (i) guarantees, collateral security agreements, pledge agreements, intercreditor agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement shall be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the Borrower without the input or need to obtain the consent of any other Lenders to (x) comply with applicable Law, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement, intercreditor agreement or other document to be consistent with this Agreement and the other Loan Documents, (ii) the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.16 and 2.18 (or any other provision specifying that any waiver, amendment or modification may be made with only the consent or approval of the Administrative Agent); provided that a copy of the executed amendment shall be distributed to the Lenders and (iii) if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision for the purpose of curing any ambiguity, mistake, defect, inconsistency, obvious error or other error or omission of a technical nature; provided that a copy of the executed amendment shall be distributed to the Lenders.

10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to ARTICLE II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and reasonable and documented disbursements of an external counsel for the Administrative Agent (which shall be the only counsel Borrower shall be required to reimburse with respect to the initial preparation of the Loan) and any special or local counsel to the Administrative Agent (on behalf of the Lenders), if necessary), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender (after the occurrence of a Default) or the L/C Issuer (including the fees, charges and reasonable disbursements of one lead counsel for the Administrative Agent, the Lenders and the L/C Issuer taken as a whole, one local counsel in each relevant jurisdiction and, in the event of any actual or potential conflict of interest, one additional firm of counsel (and local counsel) in each relevant jurisdiction for the Administrative Agent, each Lender or group of Lenders subject to such conflict and similarly situated), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related reasonable, out-of-pocket expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (but excluding the allocated cost of internal counsel)) (other than those provided for under Section 10.04(a)(i)), incurred by any Indemnitee or asserted against any Indemnitee by any other Indemnitee or any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim solely brought by one Indemnitee against another Indemnitee except to the extent such claim (1) involves any act or omission by the Borrower or any of its Subsidiaries or Affiliates or (2) relates to any action or inaction of an Indemnitee in its capacity as Administrative Agent (or any sub-agent thereof) or Arranger; and provided, further, that the Borrower’s reimbursement and indemnification obligations with respect to the fees, charges and disbursements of counsel for the Indemnitees in connection with indemnification claims arising out of the same facts or circumstances shall be limited to the reasonable and documented fees and reasonable and documented out-of-pocket charges and disbursements of (i) one counsel to the Indemnitees taken as a whole, (ii) one local counsel (including foreign counsel) in each relevant jurisdiction to the Indemnitees take as a whole and (iii) in the case of an actual or potential conflict of interest, one additional firm of counsel (and local counsel) in each relevant jurisdiction for each group of affected Indemnitees subject to such conflict and similarly situated. Without limiting the provisions of Section 3.01(e), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsections (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. Without impairing, limiting, or conditioning the Borrower’s obligations under Section 10.04(b), to the fullest extent permitted by applicable Law, no party hereto shall assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. None of the Administrative Agent (and any sub-agent thereof), the Lenders, the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person called a “Protected Person”) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Protected Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Protected Person as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 10.04 shall be payable not later than fifteen (15) Business Days after receipt of a reasonably detailed invoice therefor.

(f) Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (except pursuant to a transaction expressly permitted hereunder) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) or (iv) to an SPC in accordance with the provisions of Section 10.06(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the “Trade Date,” shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing under subsection (a) or (f) of Section 8.01, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or (f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment or Revolving Credit Loan if such assignment is to a Person that is not a Revolving Credit Lender, an Affiliate of such Revolving Credit Lender or an Approved Fund with respect to such Revolving Credit Lender, or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and the Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investments vehicle, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such

Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investments vehicle, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to Section 10.06(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error.

(e) Limitations On Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the Laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, (i) that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be and (ii) no Lender shall be required to accept the appointment as a successor L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(a). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, insurance brokers, insurers, reinsurers and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and are subject to customary confidentiality obligations of professional practice or agree to treat the Information as confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case such Person shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify the Company, to the extent practicable and lawfully permitted to do so, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, in which case such Person shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify the Company, to the extent practicable and lawfully permitted to do so, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (i) on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or 3.04, (ii) a Lender gives any notice under Section 3.02, (iii) any Lender fails to consent to a proposed consent, amendment or waiver that requires consent of all the Lenders or all the affected Lenders and with respect to which Required Lenders shall have granted their consent, so long as a result of the replacement of such Lender, the consent of all Lenders or all affected Lenders would be obtained, (iv) any Lender is a Defaulting Lender, or (v) any Lender does not agree to extend any of its Loans or Commitments pursuant to Section 2.18 or (vi) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws;

(e) in the case of an assignment resulting from a Lender not consenting to agree to extend any of its Loans or Commitments pursuant to Section 2.18, the applicable assignee shall have consented to the applicable Extension Amendment with respect to the Loans and/or Commitments being assigned.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

10.17 Reserved.

10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger, nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.20 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Subsidiary Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Loan Party with respect to such Swap Obligation as may be needed by such Loan Party from time to time to honor all of its obligations under the Subsidiary Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.22 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).